                                                                    Exhibit 10.6

     PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[* * *]."

     THIS AGREEMENT ("Agreement") is made and entered into as of the ____ day of ____________, 1997 by and between PATHNET, INC. (hereinafter "PathNet"), a Delaware corporation, having its principal place of business at 6715 Kenilworth Avenue, Suite 200, Riverdale, Maryland, 20737, and TEXACO PIPELINE INC. (hereinafter "Texaco"), a Delaware corporation, of 1670 Broadway, Denver, Colorado, 80202.

                                 W I T N E S S E T H:

     WHEREAS, PathNet is engaged in the business of creating high-capacity, digital, microwave communications systems for purposes of marketing the long distance telecommunications capacity created by such systems;

     WHEREAS, PathNet currently seeks microwave tower locations in Louisiana and Texas to implement its microwave communications network;

     WHEREAS, Texaco owns and operates the Texana Microwave System which is currently in need of modernization, capacity additions, and upgrading for which Texaco has committed certain funds;

     WHEREAS, Texaco, owner and operator of the existing Texana Microwave System, desires to engage PathNet for the purpose of designing, installing and enhancing its microwave communications system;

     WHEREAS, if the Texana Microwave System were suitably modernized and upgraded, it would extend PathNet's Texas - Louisiana microwave communications network; and

     WHEREAS, PathNet desires to lease Texaco's microwave Facilities for the purpose of installing digital radios and related equipment and exclusively marketing the long distance telecommunications Excess Capacity created by the enhanced system it will install and operate;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

          1.   RELATIONSHIP, ROLES AND RESPONSIBILITIES

1.1  DEFINITIONS

     The attached SCHEDULE A -- GLOSSARY, contains selected definitions of terms used in this Agreement. These defined terms are capitalized throughout this Agreement.

1.2  RELATIONSHIP OF THE PARTIES

     1.2.1 APPOINTMENT OF PATHNET. Texaco hereby appoints PathNet for the term of this Agreement, and PathNet hereby agrees to act for Texaco as Texaco's sole and exclusive representative for the purpose of providing digital 6 GHz microwave equipment at Texaco's Facilities, further identified on SCHEDULE B -- THE TEXACO SYSTEM, and creating and managing a high-capacity, digital, microwave communications system. PathNet's radio communications equipment shall operate on transmit and receive frequencies as set forth in SCHEDULE K -- ANTENNA SPECIFICATIONS, POSITIONS AND FREQUENCIES, attached hereto, which describes each path and the frequencies to be used on each path. PathNet shall use such equipment and market the telecommunications "Excess Capacity" created by such system at Texaco's Facilities, subject to all of the terms and conditions of this Agreement. PathNet shall be Texaco's only representative authorized to create a 6 GHz system on towers or at Facilities identified in Schedule B of this Agreement.

     1.2.2 INDEPENDENT CONTRACTOR/LESSOR/LESSEE. PathNet's relationship to Texaco is, at various times, that of an independent contractor and lessee. As an independent contractor, PathNet, among other services, will perform analytical pre-design and design services and be responsible for the installation and testing of the replacement microwave radio system, as well as any upgrades to that system. In the role of Lessee, PathNet will be leasing the space at the Facilities from Texaco on which to build and operate a high-capacity, digital microwave system as set forth in Section 2 of this Agreement. The relationship of PathNet to Texaco is that of an independent contractor and lessee, and does not represent a partnership or joint venture with Texaco or any other relationship. PathNet will have exclusive marketing rights for any and all capacity created on the proposed microwave system in excess of the capacity allocated to Texaco under this Agreement.

1.3  PROJECT RESPONSIBILITIES

     1.3.1 GOALS AND PROJECT ASPECTS. PathNet shall analyze the existing Facilities, design and install a replacement digital microwave network which will enable Texaco to operate its existing analog microwave network until such time as Texaco transfers its circuits to the digital network. Texaco and PathNet will develop a detailed cutover plan to be set forth in SCHEDULE F -- PROJECT MANAGEMENT PLAN AND PRELIMINARY SCHEDULES, to this Agreement, attached hereto, to be approved by PathNet and Texaco. PathNet shall actively create at Texaco's Facilities a 6 GHz/30 MHz digital microwave telecommunications system. The system will be configured initially in a 1 x 1 protection format. The system may be expanded during the term, pursuant to the provisions of PARAGRAPHS 1.3.7 and 2.1.2 of this Agreement, by adding and/or replacing the radio components (hereinafter referred to as the "Capacity Expansion").

     1.1.2 EXISTING SYSTEM EVALUATION. PathNet will complete a detailed analysis of the existing analog microwave system operated by Texaco on the Segment. The analysis shall include:

     a. an inventory and survey of Texaco's existing microwave sites and supporting Facilities;

     b. microwave path studies and reliability analysis to provide performance data to serve as the engineering basis for the design of a replacement system;

     c.   a frequency availability model;

     d. a determination of whether structural analysis of towers and loading factors, for metal towers only, is required;

     e. a business case model for the deployment of each high-capacity, digital system;

     f.   a design for the new system;

     g.   a detailed line item budget for the new system;

     h.   a T-1 plan for channelization; and


     i. a preliminary construction management schedule for each replacement system.

     In performing these tasks, PathNet will require the cooperation of Texaco. PathNet will complete a detailed system evaluation and survey of the existing analog microwave system operated by Texaco along the Segment attached hereto, based on information and documents provided by Texaco. The results of this analysis will be made available to PathNet and Texaco jointly.

     1.3.3 SYSTEM DESIGN. PathNet has in conjunction with Texaco specified a system design that will result in a comprehensive 6 GHz/30 MHz digital system meeting capacity requirements as well as geographic requirements for points of transmission on a segment by segment basis. This digital system will have Drop and Insert capabilities as defined in SCHEDULE D -- T-1 CHANNEL PLAN, and SCHEDULE G -- MULTIPLEXING CONCEPT, attached hereto. Completion of the system design shall follow execution of this Agreement. Texaco shall approve all aspects of system design and such approval(s) shall be reflected in writing.

     1.3.4 SYSTEM INTEGRATION. PathNet will provide for the integration of the resulting 6 GHz/30 MHz digital telecommunications system into the total PathNet telecommunications network with prior coordination with Texaco.

     1.3.5 CAPACITY. The system to be installed by PathNet shall have the initial capacity of 6 DS-3 and two DS-1 Wayside Channels, or approximately 4,080 DS-0's, of which 2,040 DS-0's shall be available for service and the remaining 2,040 DS-0's will be utilized for protection. This capacity shall be delivered in DS-1 increments with appropriate Drop and Insert characteristics as defined under the T-1 channelization plan which has been prepared as part of PathNet's initial evaluation of Texaco's system, and is appended hereto as Schedule D. Texaco has the ability to move, add or change, its capacity as required along the network provided sufficient circuit Drop and Insert capacity exists at each Facility. There will be no fee for Texaco's reconfiguration of its network to meet its changing capacity requirements. The capacity created by PathNet at the Facilities by the 6 GHz/30 MHz digital microwave system will be relicensed in a form capable of being marketed under Part 21/101 of the FCC regulations. This Excess Capacity then will be aggregated into PathNet's network, which is expected to have enhanced value.

     1.3.6 MAINTENANCE FOR SYSTEMS. Texaco shall be responsible for the maintenance of the 6 GHz/30 MHz system pursuant to the terms of a separate written agreement to be entered into by the parties. The separate maintenance agreement shall provide for ongoing maintenance of PathNet's microwave facilities for a period of up to twenty-five (25) years. Upon execution of the Maintenance Agreement, Texaco and PathNet will be required to perform routine site maintenance on the System, in accordance with the list of routine maintenance items set forth on SCHEDULE T -- ROUTINE SITE MAINTENANCE REQUIREMENTS, attached hereto, consistent with their respective ownership interests, as set forth on Schedule E. Texaco's approval shall be required in advance of any routine maintenance procedures performed by PathNet at the Facilities, and shall not be unreasonably withheld.

     1.3.7 INCREASES IN CAPACITY. PathNet has the authority to periodically increase the capacity beyond the Initial System. However, each increase in capacity must meet the upgrade threshold in PARA 2.1.2. PathNet will fund these increases, which will occur in OC-3 increments. PathNet will own all licenses and equipment associated with the increases in capacity. If it is technically possible to increase the capacity beyond the 1 x 7 system specifications, PathNet shall have the right to do so, provided the increase in capacity does not: (1) impair system performance by the reduction in system gain, (2) increase the utilization of power, (3) increase space requirements, (4) increase tower loading beyond those specifications which are established in the initial design, or (5) result in a material reduction in Texaco's system performance. PathNet agrees to provide Texaco with reasonable notice of its intent to increase the spectral efficiency at its Facilities. PathNet shall have the right to install additional microwave dishes or devices on towers, as approved by Texaco. In the event that additional antennas will exceed tower wind loading requirements, PathNet shall pay for any tower analysis and strengthening that might be required before such antennas and/or other devices are installed.

     1.3.8 TEXACO'S CAPITAL INVESTMENT. As an inducement to PathNet to enter into a lease arrangement for space at the Facilities, Texaco agrees to invest capital necessary to upgrade the Facilities to make them suitable for the installation of PathNet's leasehold improvements. The Facilities' upgrades are presently estimated to cost approximately [* * *]. This capital to be invested by Texaco shall pay for leasehold improvements including pressurizing equipment, tower strengthening, battery plants, equipment shelters, shelter freight costs and miscellaneous site work to prepare the Facilities
for installation of PathNet's radio equipment.   A description of Texaco's
proposed upgrades and an estimate of its costs are set forth in detail on SCHEDULE C --VALUATION SCHEDULE OF CAPITAL INVESTMENT TO BE MADE BY TEXACO, attached hereto. Any capital spent by Texaco for Facility improvements shall be disbursed directly to vendors of Texaco's choice, provided that the equipment meets the System specifications and design documentation necessary to prepare the Facilities for PathNet's leasehold improvements, as set forth on Schedule E, attached hereto. PathNet will provide the system design documentation to Texaco and/or maintenance contractor at Commissioning. If additional capital investment is required by Texaco for the above-described equipment and services because of unforeseen, pre-existing Facility conditions unknown to PathNet or Texaco, Texaco shall be required to increase its capital investment to meet the demands of the Facility upgrades and preparation for the installation of the digital microwave system, but Texaco's costs for these assets or services to accommodate installation of the high-capacity digital equipment [* * *], as set forth on Schedule C, attached hereto. The [* * *] difference between [* * *] and the Texaco Budgeted Funds shall be known as the "Texaco Contingency Funds."

     1.3.9 TEXACO'S PROJECT MANAGEMENT RESPONSIBILITIES. Texaco shall serve as project manager for the required improved infrastructure associated with the Initial Build-Out, including installation of battery plants, towers, pressurizing equipment and other equipment and property which it will provide. In order to be certain the Facilities will be suitable for PathNet's leasehold improvements, Texaco shall schedule all work to be performed in connection with the Initial Build-Out, subject to the written approval of PathNet, which shall not be unreasonably withheld. All contractors shall be hired by Texaco for the Initial Build-Out, and all equipment approved for purchase by both PathNet and Texaco shall be ordered by Texaco. Copies of all purchase orders issued by Texaco or PathNet shall be transmitted to PathNet within five (5) business days of issuance.

     1.3.10 PATHNET'S CAPITAL INVESTMENT. PathNet shall commit the capital required to install its leasehold improvements at the Facilities and to complete the System in accordance with Texaco's approval of the initial design criteria. However, PathNet shall not be responsible for capital investments required for the Facilities' preparation or upgrading, as set forth in Schedule B, attached hereto, (i.e., the building of roads, modifications of towers or construction of sheds) unless the costs exceed Texaco's capital investment of [* * *], as set forth in Schedule C. PathNet shall be responsible for paying for leasehold Facility improvements along Segment spurs which PathNet wishes to build-out for its own network purposes and for any such sites which are separately identified in SCHEDULE S -- NETWORK INTERCONNECTIONS SCHEDULE, attached hereto.

     1.3.11 COSTS OF COMPLIANCE WITH LAWS. Any upgrades required to conform to local building code provisions and any site costs (including fees) incurred in connection with compliance with regulatory laws, particularly those related to health and safety, will be borne solely by Texaco. Texaco shall register and pay F.C.C. registration fees for the Facilities. If a cost differential shall exist between the site fees Texaco incurs because of PathNet's status as a common carrier and the site fees Texaco would have incurred as a private microwave licensee operating its own microwave system along those same paths, PathNet shall pay such differential. PathNet shall be responsible for payment of all existing and future regulatory fees, fees for telecom relay services, pay telephone assessments, access surcharges, universal service changes, and fees incurred in the event of unusual occurrences and site registration fees.

     1.3.12 ENCUMBERING EQUIPMENT AND REVENUES. PathNet shall have the right to encumber the equipment acquired to create Capacity Expansion and PathNet's portion of the revenues to be received pursuant to the terms of this Agreement. PathNet shall have no right to encumber the equipment for the Initial System. However, any revenues PathNet may be due from the marketing of channels created by the 1 x 1 Initial System may be encumbered by PathNet. This Agreement and the rights contained herein may serve as collateral for vendors or others who may provide financing for the equipment of services PathNet shall provide during the System Build-Out Period. In addition, for financing purposes, PathNet may encumber and use its portion of the revenues that may be due under the terms of this Agreement to cross-collateralize the financing of other build-outs of systems that will be linked to PathNet's network. Any encumbrances placed on equipment are subject to the review and approval by Texaco, and such approval shall not be unreasonably withheld. However, any security interest given in the equipment used for creation of the Initial System shall reflect that the lienholder is prohibited from removing the equipment from, or disabling, modifying or adjusting the equipment at the Facilities. In addition, all encumbrances or security agreements shall reflect that, in the event of default by PathNet, lienholder's only remedy to recover monies is to proceed against PathNet's portion of revenues which it may receive and to bring in the services of a third party to manage and administer the marketable Excess Capacity. PathNet shall include in its financing agreements a provision that would grant to Texaco a right of first refusal to purchase the equipment in the event of PathNet's default under such Financing Agreements.

     1.3.13 INFORMATION AND SERVICES. To enable PathNet to make the leasehold improvements at the Facilities, Texaco shall provide to PathNet, in a timely manner, relevant existing tower drawings and specifications, inventory lists, and other documents regarding its relevant paths, equipment, and Facility conditions within thirty (30) days of execution of this Agreement. Texaco will provide to PathNet evidence of ownership of the affected sites. For those sites which Texaco leases from others, Texaco will provide PathNet with copies of such leases. Pursuant to the terms of this Agreement, PathNet shall provide and pay for radio terminals, space diversity repeaters, network management systems, antennas, replacement feedhorns, waveguide, muxing from the DS-3 to DS-1 level, installation and performance testing, path installation, spare radios, training and such miscellaneous items required in support of providing the above-listed equipment and services. Texaco (from the Texaco Budgeted Funds and, if necessary, from the Texaco Contingency Funds) shall provide and pay for shelter pressurizing equipment, shelters, shelter freight costs, structural tower analyses, tower strengthening, tower replacement, miscellaneous site work and battery plants, pursuant to the terms of this Agreement. Costs for the equipment and services in excess of Texaco's Budgeted and Contingency Funds shall be borne by PathNet.

     1.3.14 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS. Texaco shall provide PathNet with all existing current tower drawings and specifications, if they are in Texaco's possession, custody or control. These drawings shall include structural details, civil conditions, foundation drawings, bonding and grounding plans, inventory of all equipment located on the tower structure, all cabling and feedline locations and placement of all auxiliary structures within the Facilities. Texaco agrees to provide any and all of the following documentary information, if such information exists, and is required to be completed by statute or, if necessary, for completion of the project:

          a.reports, surveys, drawings and tests concerning the conditions and microwave facilities at the Facility, and conformity of the existing system and Facility conditions with federal, state and local law; and,

          b.structural, mechanical, electrical inspections and reports which have been required by law;

          c.such additional documents which may include consultant reports that contain descriptions of existing equipment and determinations of capabilities, interference, evaluations of hazardous materials, tower conditions, including necessary operations for anticipating existing conditions and appropriate professional recommendations, when such information is reasonably related to the scope of the Project and is requested by PathNet.

     1.3.15 PHYSICAL STRUCTURES. Pursuant to the terms of this Agreement, Texaco is to provide the appropriate physical structures necessary for PathNet to deploy a high-capacity, digital microwave network capable of, at minimum, 16,700 DS-0's along the Segment. This infrastructure shall include real estate, towers, shelters, power systems and miscellaneous items essential to support the proposed system as further defined in SCHEDULE E -- OWNERSHIP OF RADIOS, SHELTERS, SYSTEM COMPONENTS AND RELATED EQUIPMENT, attached hereto.

     1.3.16 TEXACO'S DESIGNATED REPRESENTATIVE Texaco's Designated Representative. Texaco shall designate in writing a representative who shall have express authority to bind Texaco with respect to all matters requiring Texaco's approval or authorization in connection with this Agreement. This representative shall have the authority to make decisions on behalf of Texaco concerning estimates and schedules, engineering capabilities, construction concerns, and changes in the work, and shall render such decisions promptly and furnish information expeditiously so as to avoid unreasonable delay in the services or work of PathNet and/or its subcontractors.

     1.3.17 TEXACO'S RESPONSIBILITIES - FACILITY USE AND CONDITIONS Texaco's Responsibilities - Facility Use and Conditions. Texaco hereby warrants and represents to PathNet that the PathNet program goals as further identified and set forth in PARA 1.2.1 of this Agreement are consistent with Texaco's use of all owned or leased Facilities. PathNet will be provided access to all sites set forth on Schedule B. Texaco, in conjunction with PathNet, will determine which, if any, Facilities require structural analysis for the placement of new antenna systems. For those structures identified as requiring such analysis, Texaco, working closely with PathNet, will engage and pay for a structural engineer licensed in the state in which the affected tower resides. Texaco shall pay for the structural analysis from the Texaco Budgeted Funds. The results of these analyses will be made available to PathNet.

     1.3.18    PATHNET'S RESPONSIBILITIES - FACILITY CONDITIONS

     PathNet's Responsibilities - Facility Conditions. PathNet will analyze the data provided by Texaco and construct a preliminary electronic inventory of the existing Facility conditions at the time of execution of this Agreement. PathNet will provide the requirements and specifications for the proposed digital microwave systems site requirements at each Facility. PathNet will inspect each Facility which does not have sufficient information provided by Texaco to complete this analysis. PathNet will provide Texaco with detailed antenna system requirements, which will include appropriate antenna sizes, site elevations and azimuths. PathNet will additionally provide Texaco with the vendor data specifying the wind loading and weight requirements for the proposed antenna systems, as well as any associated feedlines necessary to support the proposed system.

     1.3.19    LEGAL REQUIREMENTS

      Legal Requirements. Texaco shall determine and advise PathNet of any special regulatory or zoning requirements known to it relating specifically to the Initial System in the locality of the Facilities which differ from those generally applicable to microwave facilities.

PathNet shall fulfill such legal requirements, in connection with the services it is to provide under this Agreement.

     1.3.20    MAINTENANCE OF TOWERS AND FACILITIES

     Maintenance of Towers and Facilities. Texaco shall be responsible for providing Facility access towers, tower restoration, equipment access, electricity, compliance with environmental requirements, painting, lighting, payment of real estate taxes, compliance with FAA requirements, maintenance of the Facility's building(s), the power systems and common elements necessary for the continued operation of the telecommunications asset throughout the duration of this Agreement. Texaco shall also be responsible for FCC registration and payment of registration fees related to the Facilities.

     1.3.21    USE OF TEXACO'S TOWERS AND OTHER EQUIPMENT

     Use of Texaco's Towers and Other Equipment. Texaco shall permit PathNet to use its towers, antenna, waveguides and equipment shelters at the Facilities. In order to expand system capacity, if necessary, PathNet shall have the right, at its own expense, to make leasehold improvements to Facilities beyond the Initial System. PathNet's leasehold improvements may be removed at PathNet's expense and option, providing that no structural damage to Texaco's Facility will result from such removal. All proposed modifications or additions to Texaco's towers, waveguides, antennas and equipment shelters set forth on Schedule E, shall be reviewed and approved or disapproved by Texaco within thirty (30) business days of its submission to Texaco, and such approval shall not be unreasonably withheld. In the event Texaco does not grant approval, the parties shall make commercially reasonable efforts to resolve the situation. PathNet shall pay for capacity expansion and shall not pay for Facility improvements, except as provided for in PARA 1.3.10 of this Agreement, or unless agreed to in writing signed by the parties hereto.

     1.3.22 TOWER APPROVALS AND STRUCTURAL CHANGES. Texaco shall fully evaluate the tower structures and, if necessary, provide additional stiffening or strengthening to existing structures. For all towers, Texaco will obtain all necessary local zoning approvals, FCC approvals, site licenses and FAA approvals (except FCC licenses provided for in PARA 3.2) before work related to the project, or any part thereof, is commenced. Any federal, state or local governmental or regulatory fees associated with obtaining such tower approvals shall be paid by Texaco. Modifications to tower structures shall be in full compliance with then current EIA/222F specifications for loading. All costs associated with tower modifications or requirements to support the interconnections to PSTN or the other elements of the PathNet network shall be borne by PathNet. Any costs associated with the interconnection to other parts of Texaco's network, which are not part of PathNet's network, shall be paid for by Texaco. Any deficiencies or notices of violations shall be fully disclosed to PathNet. Any tower or system modifications that affect the tower lighting or tower alarm monitoring are subject to the prior written approval of Texaco and shall be paid for by PathNet.

     1.3.23 PARKING AT THE FACILITIES. If required, Texaco will provide for vehicular parking at each of the affected Facilities at no charge to PathNet or its agents for use during the term of this Agreement. In the event affected Facilities are in urban areas where vehicles are parked in privately operated lots or garages, PathNet shall be responsible for any and all parking charges it or its agents and employees may incur.

     1.1.24 EXITING FACILITIES. Upon leaving Facilities, PathNet, its employees, agents and contractors shall ensure that the Facility is returned to a condition which existed immediately prior to their visit with the exception of any installation, construction, maintenance or other work performed during such visit.

     1.3.25 SECURITY SEARCHES. Any PathNet employee or agent, if required, will be subject to a complete security search prior to entering any Texaco facility where this may be required. PathNet employees or agents will be allowed to bring necessary testing equipment, photographic equipment and both video and audio recording equipment to any Facility where general security requirements permit, subject to the prior written approval of Texaco, which shall not be unreasonably withheld. PathNet will maintain a diary or log of its site visits and a copy of such log will be available to Texaco during normal business hours, provided a minimum of seventy-two (72) hours advance notice is given to PathNet by Texaco.

     1.3.26 USE OF TELECOMMUNICATIONS DEVICES. If necessary, while visiting the Texaco Facilities, PathNet's employees or agents shall be allowed to utilize existing telephone lines, or Order Wire to facilitate their evaluation.

     1.3.27 REAL ESTATE AND OTHER PROPERTY TAXES. For all state and local, real and personal property taxes on equipment installed at Texaco Facilities, as listed on Schedule E, and real estate supporting the operation of digital microwave communications system at those sites, each party shall be responsible for the payment of taxes for property which they separately own, as reflected in Schedule E, attached hereto.

     1.1.28 PATHNET'S OTHER RESPONSIBILITIES. PathNet will design the radio network to be installed and specify the equipment to be used at the Texaco Facilities. The design and specifications are subject to the written approval of Texaco, which shall not be unreasonably withheld. PathNet shall hire any and all subcontractors for the installation of the radio equipment and shall coordinate system cutover and testing with Texaco. PathNet shall stage and schedule delivery of radio, antenna and waveguide equipment and manage the installation and cutover of the initial 1 x 1 communications system on the microwave paths comprising the

Texaco System, as further described in Schedule B, attached hereto. PathNet shall also be responsible for the marketing and sale of Excess Capacity created in accordance with the terms of this Agreement.

                                2.  LEASEHOLD INTEREST

2.1  PREMISES; EQUIPMENT; LOCATION

     2.1.1 LEASE OF FACILITIES. Texaco hereby agrees to lease to PathNet space on Texaco's towers and space in Texaco's equipment buildings at each site for the purpose of housing the equipment for the installation and operation of the PathNet communications equipment set forth on Schedule E, at the Facilities, subject to the terms and conditions set forth in this Agreement. From time to time, Schedule B may be amended to include additional Facilities of Texaco by the preparation of an "Amended Schedule B" to the Agreement, dated and signed by both parties, reflecting additional paths and Facilities and specific location information. The building layout to be used at each leased Facility is to be set forth in the mutually agreed upon design drawings. Texaco grants PathNet, unless PathNet defaults hereunder, the non-exclusive peaceful use, enjoyment and possession of the Facilities during the term, as herein contemplated.

     2.1.2 TERM, RENEWAL AND OPTION PERIODS. The term of the business and leasehold relationship between Texaco and PathNet shall be up to twenty-six (26) years for the Segment. This Agreement will become effective on the date of its execution. The Initial Term includes the Buildout Period and extends for Five
(5) years after the Commissioning of the Initial System. The Build-out Period of up to one year for design and installation shall commence immediately following execution of this Agreement and shall end upon Commissioning. An automatic option accrues to PathNet to extend the Initial Term of this agreement for an additional ten (10) years, if

PathNet sells at least 10% of the Excess Capacity on the Initial System. A second automatic option period of ten (10) years accrues with the sale of at least 20% of the Excess Capacity on the Segment during the first option period. To exercise either of these options, PathNet must notify Texaco in writing at least 180 days prior to the end of the preceding term. Upon expiration of the Initial Term and any optional terms PathNet has exercised, the term of the Agreement shall continue year to year, cancelable by either party upon ninety
(90) days' written notice to the other party. If either PathNet or Texaco elects to not extend the Agreement after expiration of the Initial Term, or any option period, PathNet shall sell the Initial System to Texaco for the total sum of $1.00 and PathNet shall promptly file whatever forms may be necessary to facilitate the transfer of the license for the initial 1 x 1 system from PathNet to Texaco. Upon the expiration of this Agreement, PathNet shall, at Texaco's request, also remove all of its owned equipment within sixty (60) days from Texaco's Facilities. Should PathNet fail to perform such requested removal within a timely manner, Texaco may restore the leased premises to its condition as of the date the System is commissioned, reasonable wear and tear and damage from the elements excepted, and PathNet shall promptly pay Texaco all costs reasonably incurred for such removal.

     2.1.3 ANTENNAS. PathNet shall furnish all antennas and antenna mounting hardware for securing the antennas to the towers. The antennas will be installed on the towers by PathNet and PathNet has the right to install the antennas with space diversity. PathNet's antennas are to be mounted at positions on Texaco-owned towers to be noted in the agreed-upon system design documents. The antenna positions, loading and frequencies are set forth on Schedule K.

     2.1.4 TRANSMISSION LINES. One (1) transmission line will be connected to each antenna initially. All line(s) will be anchored firmly to the tower in accordance with the manufacturer's recommendation and as directed by Texaco. If the System is expanded beyond the 1 x 1 Initial

System, PathNet may elect to install a second transmission feed line. PathNet shall furnish all transmission line(s), connectors and mounting hardware for securing and grounding to the towers. PathNet, or its contractor, shall install the transmission line(s) on the tower and route said transmission line(s) to its equipment rack in Texaco's buildings, connecting both ends of the transmission line(s). PathNet shall interface the transmission line(s) to its radio equipment.

     2.1.5 EQUIPMENT BUILDINGS. PathNet shall place its equipment inside the Texaco buildings. Texaco shall allow PathNet access to PathNet's equipment inside buildings at the Facilities, provided that Texaco shall have the right to escort PathNet personnel. PathNet shall firmly anchor its equipment racks to the floor, using a method and location mutually agreed upon by PathNet and Texaco.

2.2  WARRANTIES REGARDING THE LEASEHOLD INTEREST

     2.2.1 TEXACO'S AUTHORITY TO LEASE. Texaco represents and warrants that it: (i) solely owns (or controls by lease or easement) the Facilities, set forth in Schedule B, unencumbered by any liens, restrictions, mortgages, covenants, conditions, easements, agreements, proffers, commitments, agreements of record, or not of record, which would adversely affect Tenant's use and enjoyment of the leased premises under this Agreement; (ii) is duly organized/formed, validly existing and in good standing, and has all rights, power and authority to make this agreement and bind itself thereto through the party set forth as signatory as set forth below; (iii) has not dealt with, nor is any brokerage commission due to any broker in connection with this Agreement; and, (iv) the Property and its uses and operations, the making of this Agreement, and Texaco's performance of this Agreement, to the best of Texaco's knowledge, complies and will comply with all laws and not violate the provision of any agreement or encumbrance of any kind under which Texaco is a party or is bound or which restricts in any way the dispositions or use of the Property.

     2.2.2 PATHNET'S AUTHORITY TO LEASE.'S AUTHORITY TO LEASE PathNet represents and warrants that it (i) is authorized to lease the Facilities set forth in Schedule B, unencumbered by any liens, restrictions, mortgages, covenants, conditions, easements, agreements, proffers, commitments, agreements of record, or not of record, which would adversely affect PathNet's use and enjoyment of the leased premises for the purposes contemplated under this Agreement; (ii) is duly organized/formed, validly existing and in good standing, and has all rights, power and authority to make this Agreement and bind itself thereto through the party set forth as signatory, as set forth below; and,
(iii) has not dealt with, nor is any brokerage commission due to any broker in connection with this Agreement.

2.3  RENT AND OTHER LEASEHOLD PAYMENT RESPONSIBILITIES

     2.3.1 RENT TO TEXACORENT TO TEXACO. PathNet covenants and agrees to pay to Texaco as rent for the use of the Facilities during each year of the Initial Term, following the Build-out Period, an allocation of [* * *]. PathNet will provide [* * *] to Texaco with a maximum cross sectional density of [* * *], with Drop and Insert capability at the DS-1 level, at the appropriate Facilities, as represented by the agreed upon channel plan set forth in Schedule D for Texaco's own internal use and/or sale. The performance of these DS-1's will meet or exceed the standards set forth in Schedule O. Commencing in the [* * *] after Commissioning, PathNet shall pay to Texaco, as additional rent, [* * *] of the revenue resulting from the sale of the Excess Capacity installed at the Facilities, consistent with the

-------------------------
     (1)       [* * *].

provisions and terms of Section 2.3.2 of this Agreement. Texaco shall have access on interconnections as set forth on Schedule S, attached hereto, with a maximum cross section density of [* * *] channels.

     2.3.2 SALE OF EXCESS CAPACITY. PathNet shall market all Excess Capacity created. Texaco shall receive additional rent from PathNet based on PathNet's sales of Excess Capacity according to the following terms:

          a. INITIAL SYSTEM. For the four (4) years following Commissioning of the Initial System, PathNet shall receive and retain all revenue from the sale of Excess Capacity created by the Initial System for the purpose of paying for the Initial System equipment and components. After the [* * *] following Commissioning, PathNet shall begin to receive [* * *] of the gross revenue and Texaco shall begin to receive, as additional rent, [* * *] of the gross revenue on the sale of Excess Capacity created from the Initial System.

          b. SYSTEM CAPACITY EXPANSION. For a period of [* * *] immediately following Commissioning of a Capacity Expansion beyond the Initial System, the entire revenue stream shall be dedicated to servicing the incurred debt on the cost of the radio and related equipment associated with such Capacity Expansion. Each Capacity Expansion shall have its [* * *]. Each Capacity Expansion will be assigned an "Expansion" name (i.e., Expansion 1, Expansion Phase 1...). PathNet will provide Texaco a schedule that will set forth: (1) the amount of capacity to be included in the expansion; (2) specific paths to be expanded; (3) the expansion name (including each Path that is affected); (4) commissioning date; (5) [* * *]; and (6) the date Texaco will begin to receive additional rent from the gross revenues derived from the expansion. Increases in capacity will be paid for solely by PathNet and may come from the additional revenue stream which is generated from the sale of this additional capacity. If payments for radio and related equipment associated with capacity upgrades or to service debt on such equipment are needed, PathNet shall advance and make such payments. The determination to increase telecommunications capacity along any segment of the digital network will be made solely by PathNet. However, the precondition to any increase in capacity is that at least [* * *] of the existing capacity shall have been already sold to PathNet customers for at least one quarterly period. After the [* * *], PathNet shall receive [* * *] of the revenues produced by the Capacity Expansion and Texaco shall receive, as additional rent, [* * *] of such gross revenues. For PathNet's sale of Excess Capacity, as set forth on SCHEDULE J -- EXCESS TELECOMMUNICATIONS CAPACITY SOLD AND PAID FOR, attached hereto, which includes facilities controlled by several participants, the revenue to be received by Texaco will be based upon the ratio of the number of miles Texaco's network contributes to the Marketable Route, times the price per circuit mile on the Marketable Route, [* * *].

     2.3.3 OPTION TO PURCHASE ADDITIONAL CAPACITY. Texaco may purchase additional capacity from PathNet at a 25% discount to the prevailing lowest rates as sold to IXC's at the time by PathNet. Texaco shall have the right to purchase up to 20% of the Excess Capacity available at any time. This specifically includes the option to purchase, as part of this capacity, any wayside channels resulting from the addition of radios to create Capacity Expansion. Texaco may only purchase capacity for its own use in connection with its core business needs and not for purposes of resale.

     2.3.4 TEXACO'S LABOR TO PERFORM SERVICES. PathNet agrees to compensate Texaco for special services provided by Texaco's employees at the hourly rate of $60.00 for regular working hours on a business day; $80.00 for a non-business day; and $100.00 for a Texaco holiday. This requirement to use and pay for Texaco's services (at the indicated rates) shall apply to the removal of PathNet's equipment or antennas, should PathNet fail to remove them in accordance with the terms of this Agreement, and to any other special services agreed upon by the parties and confirmed in writing by PathNet before such costs are incurred. Alternatively, Texaco may elect for PathNet to engage and pay for the services of an independent, third-party contractor, to be selected by PathNet and approved by Texaco, to remove such equipment or perform other special services. PathNet agrees to reimburse Texaco for any consequential expenditures, for the benefit of PathNet for the services described above, at Texaco's cost, plus twenty percent (20%) to cover administrative handling. PathNet may elect for Texaco to engage and pay for the services of an independent, third-party contractor, to be selected by Texaco and approved by PathNet, to remove such equipment. In addition, PathNet agrees to separately compensate Texaco for maintenance services to be provided by Texaco's employees, pursuant to the terms of a separate maintenance services agreement that will be executed by the parties.

2.4  INSTALLATION AND OPERATION

     2.4.1 INSTALLATION AND LOCATION. PathNet shall install, operate, repair and remove its radio equipment in accordance with the terms of the Agreement as defined in Schedule B. PathNet or PathNet's contractor shall install PathNet's electronic equipment in PathNet's equipment racks at the Facilities. PathNet shall not at any time change the location of the equipment racks or of the antennas on Texaco's microwave tower or install additional equipment without the written permission of Texaco. PathNet shall not make any changes in the use of its equipment without written permission of Texaco, which permission shall not be unreasonably withheld. PathNet may make changes which increase tower loading at its sole cost.

2.5  INTERFERENCE

     2.5.1 DETERMINATION OF INTERFERENCE. For purposes of this Agreement, interference will be deemed to exist if there is a measurable material impairment in the quality of the frequency or signals received and/or transmitted which results in harmful interference, as defined by the Federal Communications Commission.

     2.5.2 INTERFERENCE ASSUMPTIONS. At all times during the term of this Agreement and any extension thereof, PathNet and Texaco agree to use equipment that is FCC type accepted, FCC licensed or approved, installed, operated and maintained in accordance with FCC and Vendor specifications. Interference problems due to improper installation, design and/or maintenance shall not be sufficient cause for termination of this Agreement. PathNet shall provide assistance to Texaco while trying to isolate and eliminate interference problems which involve equipment owned and/or operated by a tenant of Texaco. PathNet agrees to make no changes in or to its equipment or frequency without the prior approval of Texaco, which approval will not be withheld or delayed, so long as such changes do not cause interference to a then present Texaco tenant on the Facilities.

     2.5.3 EXISTING TENANT INTERFERENCE COORDINATION. Before entering into this Agreement, PathNet and Texaco have performed a preliminary frequency analysis to determine if any obvious harmful interference would result from Texaco's present tenants and the deployment of the System along the Segment. Texaco has provided PathNet with an existing frequency inventory for each Facility. After the Agreement has been approved, a more detailed frequency analysis will be completed as a part of the formal design process. Design approval by Texaco and PathNet will imply that the design calculations reveal no obvious interference between existing tenants and planned Facility modifications.

     2.5.4 NEW TENANT INTERFERENCE COORDINATION. During the term of this Agreement, Texaco shall not license or permit other persons or entities to use its Facilities if PathNet's then-in-use signal or frequency or physical location of equipment would cause interference with such new tenant. Texaco and PathNet agree that PathNet's signal has a paramount priority with respect to any other communications signals or facilities installed on the leased premises subsequent to Texaco's cutover. Texaco further agrees that during the term of this Agreement, it will not license or permit other persons or entities to use its communications facilities on the Premises if such persons or entities will cause interference with PathNet's then-in-use frequency or signal, or with equipment or antennas. Texaco, upon receiving notice from PathNet of such interference, shall take all steps necessary to correct and eliminate such interference, including, without limitation, enforcing provisions in any license or other agreement between Texaco and the persons or entities causing such interference, pursuant to which Texaco may compel such persons or entities to cease operation, modify their equipment and/or antennas, or remove their equipment and/or antennas from any facilities or towers owned by Texaco. If PathNet or Texaco breach their obligations under this Section 2.5, the party receiving notice of such breach from the other will take all steps necessary to correct and eliminate such interference. If such interference cannot be eliminated within a reasonable length of time, but not to exceed thirty (30) days after notice thereof, Texaco or PathNet, as the case may be, shall cause the interference to cease, except for brief tests necessary for the elimination of the interference. Texaco acknowledges that: (i) PathNet will operate under a federal license,
(ii) continuing interference with PathNet's operation may cause irreparable harm to PathNet, (iii) the prompt cessation of interference is material to PathNet's leasehold interest, and (iv) therefore, PathNet shall have, as one of its rights, the power to enjoin such interference, as reflected in SCHEDULE L-- DISPUTE RESOLUTION/ARBITRATION PROVISIONS.

2.6  OTHER PROVISIONS

     2.6.1 SUBLETTING. PathNet shall not sublet the Premises, in whole or in part, without the written consent of Texaco. However, PathNet shall have the right to transfer and assign its rights under this Agreement to a successor or assign, pursuant to Section 5.1.4 of this Agreement.

     2.6.2 SURRENDER. Upon the expiration or termination of the Agreement or abandonment of the Premises by PathNet, PathNet shall peacefully and quietly surrender occupation of the Premises to Texaco, or Texaco's successors and assigns, without Texaco giving any notice to quit or demand for possession. PathNet's non-use of the Premises, for the purposes described in this Agreement, continuing for one (1) year shall be sufficient and conclusive evidence of such abandonment, unless PathNet shall have notified Texaco in writing of its reasons for such non-use, and shall continue to provide the [* * *] to Texaco.

     2.6.3 SITE EXCAVATION. PathNet, its employees, agents and contractors shall perform no site excavation at the Facilities without the prior written approval of Texaco. PathNet shall have the right to conduct soil borings upon notification to and approval by Texaco. All Texaco approvals of site excavation requests shall not be unreasonably delayed or withheld.

     2.6.4 SUBORDINATION. PathNet agrees to subordinate its rights under this Agreement to all deeds of trust, deeds to secure debts, mortgages and other security instruments (a "Mortgage") now or hereafter encumbering all or any portion of the real property described on Schedule B to this Agreement (as such schedule may be amended by PathNet and Texaco from time to time), and to any increases, renewals, modifications, consolidations, replacements and extensions thereof, provided that PathNet has received a commercially reasonable subordination, non-disturbance and attornment agreement from the party(ies) secured by such Mortgage(s). Any subordination shall not impair, jeopardize or disturb PathNet's ability to operate its network or operate as a common carrier at the Facilities.

     2.6.5 HAZARDOUS MATERIALS. The parties agree to follow the Hazardous Materials policy provisions set forth on SCHEDULE M -- HAZARDOUS MATERIALS PROVISIONS, attached hereto.

     2.6.6 ACCESS TO FACILITIES. Access to the Facilities for installation, evaluation and testing of the replacement telecommunications system shall not be unreasonably withheld from PathNet or its agents. Any employee, agent or contractor of PathNet who is granted access to Texaco Facilities shall provide proof of insurance to Texaco sufficient to satisfy its minimum corporate requirements, but not to be less than $5 million in general liability coverage, as set forth more completely in SCHEDULE N -- INSURANCE, attached hereto. If Texaco requires any security clearances, safety training or drug testing for any non-Texaco personnel, PathNet will require that its employees, agents or contractors apply to Texaco for such necessary clearances, obtain the required safety training and submit to the required drug testing. If required, Facility visits will be escorted by Texaco. PathNet shall not be responsible for payment of any costs to Texaco associated with Facility visits required during the installation, design and cutover period, or for regularly scheduled visits thereafter. In the event of any special services or emergency visits when Texaco is required to deploy personnel to a Facility, Texaco shall invoice PathNet and PathNet shall pay the costs of such services at the rates set forth in Section 2.3.3 of this Agreement. Texaco shall maintain access to all Facilities in a reasonable manner in accordance with regulations in their local jurisdictions.

                  3.  DESIGN, INSTALLATION, ACCEPTANCE AND OWNERSHIP

3.1  DESIGN, INSTALLATION AND CUTOVER

     3.1.1     PATHNET'S DESIGN OBLIGATIONSPathNet's Design Obligations.
PathNet shall design the high-capacity, 6 GHz/30 MHz system in a manner that will allow the unimpaired, continuous operation of Texaco's low-capacity, 6 GHz/10 MHz system until cutover of all operational circuits and testing of the System has occurred. After cutover, the System operation standards shall be controlled by the Minimum Network Performance Standards as set forth in SCHEDULE O -- MINIMUM NETWORK PERFORMANCE STANDARDS, attached hereto and made a part of this Agreement. PathNet shall, in installing the System, utilize towers, antennas, waveguides, and the system components of the existing system wherever possible. PathNet shall submit all systems and site designs to Texaco for its review, analysis and approval, which shall not be unreasonably withheld, and which approval (or disapproval) shall be rendered within (30) thirty days of submission. Any design modifications shall be discussed and agreed upon in writing by both Texaco's and PathNet's engineers.

     3.1.2 RADIO SYSTEM. The active radio components of the System will be digital. The specified System will be approved by Texaco and will be engineered to availability specifications set forth in Schedule O. The System will comply with the performance criteria set forth in Schedule O. The typical engineering availability criteria which will be established for the Initial System and the Capacity Expansion will be for a digital microwave Segment (defined in Schedule
B) which has less than two (2) minutes per annum of outage time, coupled with a continuous bit error rate not to exceed 10-13.

     3.1.3 ANTENNASANTENNAS. In any selected frequency range, PathNet shall ensure that all newly installed antenna reflectors will conform to Category A standards as defined by the FCC and the antennas must meet the specifications issued on any prior coordination notices (PCN).

     3.1.4 WAVEGUIDE. Any waveguide specified for transmission line shall be of a premium grade ensuring minimum transmission loss and Andrew part EWP-63 or equivalent.

     3.1.5 D.C. POWER REQUIREMENTS. PathNet shall ensure that the active radio components: (a) will operate in accordance with the manufacturer specifications set forth in Schedule D, attached hereto; and (b) will be powered by an uninterruptable power supply operating at 48 volts DC, with at least eight hours of back-up capability. Texaco shall also ensure that the equipment shelters are environmentally controlled to mutually agreed upon standards.

     3.1.6 DIAGNOSTIC CIRCUITDIAGNOSTIC CIRCUIT. PathNet shall equip each Facility with a single telephone line for System diagnostic purposes. PathNet shall carry this circuit, order wire, or DS-0, as part of the System payload, and it will be PathNet's responsibility to provide this circuit from the circuits set aside for PathNet or through the order wire. PathNet shall have the right to install additional order wires at the Facilities.

     3.1.7 GROUNDING AND STANDARDS. Texaco shall be responsible for the costs of delivering the Facilities in compliance with grounding and bonding standards. The System and all associated electrical components will be grounded and bonded to current IEEE standards, and shall be approved in writing by PathNet, which approvals shall not be unreasonably withheld.

     3.1.8 MULTIPLEXING FROM OC-3 TO DS-1 LEVEL. PathNet shall provide, at its cost, the multiplexing of the OC-3 to the DS-1 level at each affected Facility using OC-3 multiplexing, according to the design specifications set forth in Schedules D and G. PathNet shall have the right to use Wayside Channels that are not set forth in Schedules D and G, attached hereto, that result from Capacity Expansion. PathNet's use of the Wayside Channels that are part of the Initial System must be coordinated with and approved by Texaco.

     3.1.9 MULTIPLEXING FROM DS-1 TO DS-0 LEVEL. The multiplexing of the DS-1 to the DS-0 level at each affected Facility will be Texaco's sole responsibility. Texaco and PathNet shall jointly determine how Texaco's needs will be met, as set forth in Schedules D and G, attached hereto.

     3.1.10 AC ELECTRICAL POWER. With Texaco Budgeted Funds, Texaco shall provide AC electrical power consistent with local requirements and the usage at each of the affected Facilities. If power currently exists at the Facilities but is inadequate to handle the Expanded Capacity, the cost of such power enhancements will be borne by Texaco, which shall make payment to the appropriate utility companies.

     3.1.11 MINIMUM SYSTEM DESIGN REQUIREMENTS. PathNet shall ensure that the proposed System, upon completion, will meet the then current FCC requirements of spectrum efficiency outlined in the FCC regulations, 47 C.F.R.
Section 21.122. The System will be comprised of, at a minimum, 3 DS-3 capability and will have a 1 x n protection switch allowing for upward migration to a minimum of 1 x 7 protection, unless Texaco approves in writing of expansion to a 1 x 15 protection level, utilizing additional spectrum or the use of crossband filters.

     3.1.12 SONET RADIOSONET RADIO. The digital microwave radios will operate under a SONET format.

     3.1.13 PRIOR COORDINATION NOTICES. PathNet will monitor and protest any proposed PCN which may affect the System by interference, either real or potential. PathNet will issue any PCN's required or necessary for the construction of the 1 x 1 Initial System or the Capacity Expansion.

     3.1.14 DESIGN DOCUMENTATION. PathNet will propose specific equipment for each component of the System at each Facility, as well as for the services involved in System implementation. This proposal will be fully set forth in writing prior to the parties' design approval or disapproval. PathNet shall transmit to Texaco the approval specifications for all proposed equipment and any related FCC-type compliance certificates or waivers.

     3.1.15 COMPLIANCE WITH GOVERNMENT REQUIREMENTS. If FCC requirements change between the design and final construction of the Initial System at the Facilities, PathNet will be solely responsible for such costs of compliance. PathNet will also install the System in full compliance with any state and local regulations in effect at the time of installation which will affect the given service areas.

     3.1.16 FACTORY ACCEPTANCE TESTING. Equipment shall be assembled in system configuration for factory acceptance testing. Rack, simulated Path, Switch Section placement and testing shall be performed to verify that the equipment exceeds the published manufacturer's specification. PathNet shall provide the manufacturer's published testing procedures to Texaco at least two
(2) weeks before the scheduled factory acceptance testing is to occur. Texaco shall have the right to review these testing procedures and request procedural modifications if the procedures deviate from industry standards. The results of the factory acceptance tests shall be provided to Texaco.

     3.1.17 PRE-COMMISSIONING. PathNet shall install an Initial System in such a way that it can be operated and tested without interfering with Texaco's existing system performance. PathNet shall have all equipment in place to allow for a cutover by Texaco of its existing channels. Texaco and PathNet shall mutually agree upon a pre-commission plan and approve it in writing. This System is deemed Pre-Commissioned when fully operational.

     3.1.18 FACILITY ACCEPTANCE TESTING. After the equipment is delivered and installed at the Facilities, retesting of Rack and Path and testing shall be performed to verify proper operation of the equipment. Texaco and PathNet each shall have the right to observe all site acceptance tests. The procedures to be utilized in these tests are to be mutually agreed upon between PathNet and Texaco. The results of the site acceptance tests shall be provided to PathNet and Texaco. PathNet shall select the contractor that will perform all site acceptance testing. All site acceptance tests shall be conducted in compliance with manufacturers' specifications listed in Schedule O, attached hereto.

     3.1.19 CUTOVER. A cutover coordination plan will be developed as part of the joint design and approval process. At the time of design stage approval, PathNet shall provide a detailed cutover schedule to Texaco. Testing shall occur in a manner and on dates acceptable to Texaco. Texaco shall participate in and manage the cutover process for its allocated channels. PathNet shall allow Texaco a ninety (90) day cutover period during which both the existing analog and new digital systems will be fully functional. The channel cutover period shall end either ninety (90) days after it is commenced or upon written notice from Texaco, whichever may occur first.

     3.1.20 COMMISSIONING, INSTALLATION AND COMPLETION. Following the channel cutover period, PathNet shall modify the System into its final operational configuration. The completion of the installation shall be marked by the satisfactory completion of the necessary performance tests, which shall be paid for by PathNet. Satisfactory testing and evaluation of the System shall occur immediately following the completion of cutover. Upon completion of the performance testing by an independent third-party in accordance with the performance testing specifications set forth in Schedule O, the installation shall be complete. After successful completion of these tests, PathNet and Texaco will declare in writing that the Initial System has been Commissioned. This same process shall be used for each Capacity Expansion.

3.2  FCC LICENSING FCC LICENSING

     3.2.1 COMMON CARRIER LICENSE FILING. PathNet shall be the operator of all System licenses held in its name. PathNet will be responsible for all filings with regard to common carrier status both at the federal and local levels. PathNet shall maintain any and all licenses issued by the FCC in good standing. The FCC licenses issued in connection with the System shall be issued in the name of PathNet and the licenses and radio equipment shall be owned and operated by PathNet. PathNet shall prepare and submit all necessary frequency coordination, licensing and/or relicensing applications and other related filings on its behalf, as a Part 21 Common Carrier, seeking that it be able to sell its telecommunications capacity created from the System to other common carriers. The System designed and installed by PathNet will meet FCC loading requirements and have capacity which can be resold to common carriers. Copies of all filings with the FCC, including PathNet's licensing as a common carrier, shall be provided to Texaco, and Texaco shall not unreasonably withhold its signature required for such filings. Texaco shall provide assistance to PathNet in supplying any and all available documentation, as may be required by regulating agencies. Any expenses incurred with regard to these filings will be the sole responsibility of PathNet.

     3.2.2 IDENTITY OF LICENSEES. The System will be licensed in the name of the PathNet, under Parts 21 /101 of the FCC Code. Texaco will remain licensed for the operation of the existing 6 GHz/10 MHz system under Part 94 of the FCC Code, until such time as its licenses may be terminated. While the responsibility to complete the licensing forms for filing with the FCC will be PathNet's, upon request and in a timely manner, Texaco shall provide to PathNet all information necessary for the completion of these forms which is not proprietary and is readily available to Texaco.

     3.2.3 FORMS AND FEES. Licensing forms completed by PathNet, like all other licensee applications, will become a matter of public record. Currently, the proposed frequencies to be utilized for creation of microwave facilities have initial application fees, and such fees will be borne by PathNet. However, in the future, the FCC may establish user fees for this spectrum. If common carrier system user fees exceed those of a comparable private microwave system, PathNet and Texaco shall be responsible for sharing payment of such additional fees in the same proportion as the revenue split between PathNet and Texaco.

     3.2.4 DEPRECIATION OF EQUIPMENT. Texaco will have the right to fully depreciate any remaining asset value of the pre-existing equipment as well as for any equipment which it owns. PathNet shall have the right to depreciate the equipment it pays for on the appropriate depreciation schedules in proportion to its respective ownership, as permitted by the United States Internal Revenue Service.

     3.2.5 ACCESS TO LOGS AND REPORTS. Texaco and PathNet shall make available to each other, to its maintenance vendor(s) and/or to the equipment manufacturers of the affected component(s), all compiled reports, logs, registers and diaries prepared during installation, cutover and System operation related to System operation and performance.

     3.2.6 FCC LOADING REQUIREMENTSFCC LOADING REQUIREMENTS. The configuration of the typical microwave replacement path which PathNet will integrate into its network will be in the form of a 1 x n protection scheme.
The mandated FCC loading requirement for spectral efficiency and traffic volume will be the responsibility of PathNet. Any waivers or extensions requested by PathNet of the FCC will be initiated and handled by PathNet or its agents. PathNet will comply with applicable FCC requirements for spectral efficiency and channel loading. PathNet reserves the right to modify the System to a hot standby system ensuring for adequate redundancy while meeting the FCC's criteria for spectral efficiency, if PathNet is unable to secure sufficient telecommunications and is also unable to have the FCC grant a waiver or extension to Texaco. The costs of any such reconfiguration, if necessary, will be borne solely by PathNet. Such a reconfiguration will cause no interruption to the telecommunications service.

3.3  RESPONSIBILITIES DURING SYSTEM CREATION AND INSTALLATION

     3.3.1 REASONABLE EFFORTS AND TIMINGREASONABLE EFFORTS AND TIMING. PathNet shall utilize commercially reasonable efforts to ensure that System creation through final acceptance occurs as expeditiously as possible. It is PathNet's goal that the construction of the System shall occur within eighteen
(18) months of the time all permits and approvals have been secured.

     3.3.2 PROJECT MANAGEMENTPROJECT MANAGEMENT. Project Management shall be the responsibility of Texaco for physical sites and PathNet for the radio installation. Each party shall issue preliminary project schedules to frame construction and start-up expectations in connection with their respective responsibilities. The details of the preliminary schedules and any preliminary project management plan will be agreed upon by PathNet and Texaco before contract signing. A final schedule and project management plan shall be agreed upon by PathNet and Texaco within forty-five (45) days of execution of this Agreement, and shall be attached hereto as Schedule F.

     3.3.3 INSTALLATION REPORTSINSTALLATION REPORTS. After installation has begun and through final acceptance, Texaco and PathNet shall provide to each other a bi-weekly progress report relating to the progress of the construction. This report will be in writing and delivered to PathNet and Texaco the 1st and 15th day of each month until project completion. Each progress report shall include a description of the work performed during the immediately preceding period, and the relationship of the work completed to the entire scope of work necessary for the implementation of the System. This report shall also include any deviations from the proposed schedule of work and an analysis of such deviations with respect to their impact upon the timely deployment of the System.

     3.3.4 COOPERATION DURING INSTALLATION. During installation, Texaco shall continually post at the Facilities any permits or licenses for building or tower work related to the construction. Texaco agrees to not impede construction by denying access to its Facilities or failing to perform other duties or contract requirements. During the period of construction, it may become necessary for PathNet or various vendors to store equipment and materials at the Facilities. Texaco shall assist by storing and staging materials, and it may not impose any fees related to such storage. PathNet shall provide detailed ship and delivery schedules at least two (2) weeks prior to receipt of equipment and materials.

     3.3.5 SECURITY. PathNet and Texaco shall be responsible for security during the construction period. The standards for security shall be those that Texaco regularly employs at its Facilities.

     3.3.6 SITE INSPECTORS AND DELAY. During System installation, PathNet, its employees, agents and vendors, may perform site inspection services at any hour on any day, with reasonable assistance to be provided by Texaco to gain access. If installation becomes disrupted due to labor unrest or strike, PathNet reserves the right to replace its contractor and employees.

     3.3.7 PROOF OF LICENSED CONTRACTORS. During installation, PathNet or Texaco may require, from time to time, proof of licensing and certification of insurance and compliance with federal, state or local health and safety requirements for contractors performing construction related services, as set forth on SCHEDULE N -- INSURANCE, SCHEDULE P -- EQUAL EMPLOYMENT OPPORTUNITY POLICY, SCHEDULE Q -- PATHNET SAFETY MANAGEMENT, and SCHEDULE R -- SUBSTANCE ABUSE POLICY, attached hereto.

          3.3.8 SYSTEM OUTAGES. The parties agree to make their best efforts to avoid unscheduled outages.

3.4  OWNERSHIP OF REPLACEMENT MICROWAVE FACILITIES

     3.4.1 RADIO EQUIPMENT AND OTHER ITEMS. Ownership of radios, shelters, components and related equipment shall be as in accordance with Schedule E, which separately lists the microwave assets of Texaco and PathNet. All the related equipment previously owned and/or paid for by Texaco for use in the System shall be owned by Texaco. All radio equipment and antennas to be purchased and installed by PathNet shall initially be owned by PathNet and later transferred to Texaco, in accordance with the terms of this Agreement. With respect to the System to be installed, PathNet shall pay for and own all newly purchased radio equipment and multiplexing equipment to the DS-1 level, antennas, waveguides and other System components. Once equipment necessary to create and/or increase the System has been installed, this equipment will be titled to and owned by PathNet. For maintenance and ownership purposes, a list of equipment at each Facility in the form set forth in Schedule E, attached hereto, shall be maintained by PathNet and by Texaco, with one copy maintained at the Facility. The Schedule shall be counter-signed by both parties to this Agreement and periodically updated as new equipment is added. PathNet will take title to all upgraded equipment added to the System. All existing common equipment shall remain the property of Texaco. All newly installed common equipment paid for by PathNet, such as waveguides and antennas, initially shall be owned by

PathNet, until such time as the antennas and waveguides are fully depreciated in accordance with generally accepted principles of accounting. Once installed and cutover, the Initial System shall be transferred to Texaco at its election, after a period of five (5) years for a sum not to exceed one dollar.

     3.4.2 CAPACITY AGGREGATION. During the construction of PathNet's network, it will be necessary to aggregate the Excess Capacity of each party into a network. PathNet shall own all equipment necessary for the aggregation and/or integration of Texaco's capacity to (a) PathNet's network comprised of telecommunications Excess Capacity supplied by other participants in the PathNet program, and (b) to the PSTN.

     3.4.3 ADDITIONAL EQUIPMENT INSTALLATION, APPROVAL AND NETWORK LINKING. Any proposed modification and/or installation of additional telecommunications equipment not appearing on Schedule E shall be subject to the prior approval of Texaco, which shall not be unreasonably withheld. The direct and indirect costs of installing any additional equipment shall be borne solely by PathNet.
PathNet shall retain ownership of the linking facilities.

     3.4.4 INTERCONNECTIONS. PathNet may create up to four (4) interconnections per LATA. Two of such interconnections shall be to other segments of the PathNet network created from facilities of other parties. The two additional interconnections shall be to publicly switched telephone networks
(PSTN). At each interconnection Facility, PathNet may place up to two (2) additional antennas at PathNet's cost, but solely for such interconnection purposes. Those interconnections may be by microwave or other media. PathNet's interconnection rights shall not be construed as a grant of rights-of-way to PathNet along any pipeline and PathNet must obtain its own rights-of-way to reach any Facility. PathNet has the right to co-locate the equipment necessary to support such interconnections, pursuant to Schedule E, attached hereto.

If spurs are developed by PathNet, the interconnections at such spurs shall be specified on Schedule S, approved by Texaco, and paid for by PathNet. Conversely, if spurs are to be developed by Texaco at its own costs for its own connectivity purposes, interconnections at such spurs shall be specified on Schedule S, and paid for by Texaco. Coordination with PathNet will be as specified in Section 1.3.9.

     3.4.5 INTERCONNECTION PLACEMENT AND REVENUE. PathNet shall determine the placement of and install connecting facilities from the System to the existing PSTN at locations to be determined by PathNet's potential customers. PathNet will connect the System to existing POP's to be determined by PathNet's potential carrier customers or by PathNet. PathNet or its customers will be responsible for the facilities necessary to connect the designated POP's to the network. The ownership of these other facilities and the revenues they may generate will be the sole property of PathNet or its customers. PathNet will provide Texaco up to [* * *] at such Facilities without charge to Texaco and those channels, which include DS-1 level access, will be allowed to pass along PathNet's section of the network. PathNet may transfer its authority to construct additional facilities for links between its system created at the Facilities and POP's to PathNet's customers. Any fees or charges related to the interconnection of the PathNet network or capacity created on the System to the PSTN shall be the sole responsibility of PathNet or its customers. PathNet may charge its customers fees, tariffs or costs for the connection to the PSTN. Texaco shall not be responsible for payments of any fees or costs related to the interconnection to the PSTN.

     3.4.6 SELLING PRICES FOR EXCESS CAPACITY. In establishing its selling price for Excess Capacity, PathNet's goal shall be to maximize revenue on PathNet's entire network, not to maximize revenue merely on a specific microwave segment or path. Accordingly, PathNet reserves the exclusive right to sell Excess Capacity at prices it shall determine appropriate on specific routes for sale to its customers, which prices may be below or above current competitive market pricing. Selling prices proposed as part of this aggregation, if required, will be submitted and filed by PathNet with the appropriate regulatory authority. The price for Excess Capacity that is charged on Texaco's portion of the sold route will be identical to that of other participants who are sharing in the proceeds from the particular sale of a marketable route. Texaco agrees to participate in the path aggregations for which PathNet has determined, in its sole discretion, the per circuit mile selling price. PathNet reserves the right to package the Excess Capacity in sales increments of DS-1's, DS-3's or OC-3's. The price schedule for various capacities that PathNet will charge its IXC customers from the Segment will be fully disclosed to Texaco. PathNet will reserve the right to modify its offerings as far as bandwidth allocation and channelization, if market conditions indicate that different segmentation will result in higher aggregate revenues for Excess Capacity on the PathNet network.

     3.4.7 SALES TO OTHER TEXACO ENTITIES AND END USERS. Texaco may market excess digital telecommunications capacity, from its allocated channels on the Initial System installed by PathNet to other Texaco affiliated companies, divisions, pipelines and operating units and other oil and gas or energy related service companies for their own use. Texaco shall not operate parallel microwave telecommunications facilities to those set forth in Schedule B, attached hereto, for the purpose of selling digital circuits. PathNet shall exclusively market all other capacity to entities unaffiliated with Texaco. Any contact between a prospective PathNet customer and Texaco shall be promptly referred by Texaco to PathNet's marketing department. If Texaco is successful in locating such a new customer for PathNet's portion of the Excess Capacity created at Texaco Facilities, and PathNet concludes a sale to that buyer, Texaco shall receive [* * *] to be negotiated by PathNet and Texaco, which shall not exceed [* * *] of the revenue received from the sale of this capacity, in addition to the other revenues outlined in this Agreement. PathNet or Texaco may also facilitate the barter of Excess Capacity between parties participating in the PathNet program. In addition, PathNet may facilitate the creation of network loops or rings to enhance network reliability.
PathNet will not charge Texaco for providing any such network arrangements. PathNet will not and cannot require any Participant in its program to enter into any barter arrangement for its internally allocated telecommunications capacity. Barter agreements will be entered into only if agreeable to Texaco. PathNet and/or Texaco shall derive no fee from facilitating such barter arrangements.

     3.4.8 INTEGRITY AND SEGREGATION OF CAPACITY. PathNet shall ensure that PathNet's and Texaco's telecommunications capacities shall be segregated from the common carrier traffic that will pass through PathNet's network. PathNet shall provide security for data or voice transmissions via TDMA standard multiplexing and shall maintain Stratum One Clocking via signals provided by the PSTN or shall maintain internal Stratum Three Clocking VIA oscillator standards provided internally by the System or GPS signal. PathNet, at any time, will have the right to perform frame slippage studies on its entire microwave network to ensure data and voice integrity. The data and voice transmissions which PathNet and Texaco will send through the new microwave facilities shall comply with all FCC regulations and will not jeopardize the ability to continue to operate as a Part 21 Common Carrier.

     3.4.9 INTERCONNECTION TO NETWORK. PathNet shall provide the interconnection capacity for the System to various networks no more than twenty-four (24) months after completion of the installation of the System on paths that have marketable value. These interconnections shall be owned and funded by PathNet. PathNet will be responsible for all filings, licenses, fees and taxes related to these interconnections.

     3.4.10 RECOMMENDED EQUIPMENT. Subject to consultation with Texaco and its approval, which shall not be unreasonably withheld, PathNet, at its own cost, or its agents shall be permitted to modify its equipment from time to time as new versions may become available from manufacturers or software providers.

4.   NETWORK MANAGEMENT AND ADMINISTRATION

     4.1  NETWORK MANAGEMENT NETWORK MANAGEMENT

     4.1.1 NETWORK MANAGEMENT RESPONSIBILITIES. PathNet shall have the sole responsibility for performing total network management. PathNet shall provide at its expense, for Texaco's use, a regional network management system. PathNet shall maintain a national network management center. Notwithstanding what network management strategies shall be employed, PathNet shall provide the tools (i.e., remote units and computers) to enable Texaco to collect data and observe its operating network. PathNet shall provide the people and procedures to identify any network or System problems and direct maintenance activities to promptly correct network or System problems. The minimal level of network management acceptable to and provided by PathNet and Texaco, in connection with their respective networks, is set forth on SCHEDULE U -- MINIMAL LEVEL OF ACCEPTABLE NETWORK MANAGEMENT, attached hereto.

     4.1.2 CONTRACTING FOR NETWORK MANAGEMENT. PathNet reserves the right to out-source or contract its network management duties to an independent third-party contractor. PathNet reserves the right to allow its customers to contract independently for network management services over the portions of PathNet's network which these customers have under contract. Texaco may not unreasonably withhold the consent for PathNet or its agents to access

PathNet's and Texaco's equipment for purposes of operating or maintaining the PathNet network. Texaco may not charge additional site fees or rentals for any network monitoring equipment that PathNet deems necessary. The adequacy of the network management systems shall be measured in relation to the minimum network performance standards as set forth on Schedule O. PathNet shall ensure that these systems, at a minimum, comply with the published equipment vendors' specifications. PathNet's network monitoring capabilities shall provide the ability for Texaco to: 1) monitor its own portion of the network separately from the overall PathNet Network, and 2) maintain tower lights, Facility power, environmental conditions and other network connected devices.

     4.1.3 NETWORK MANAGEMENT DEVICES. For the purposes of network management, PathNet retains the right to add to Texaco's existing facilities, software or mechanisms that it deems necessary to allow it to perform network management services. The network management system shall provide for site alarm monitoring for a maximum number of external inputs and controls, as defined in Schedule U. These devices will be defined during the design phase and provided to Texaco in writing. At all times, such devices, with the exception of the common network interface card, shall remain the exclusive property of PathNet.

     4.1.4 COMPLIANCE WITH LAWS. PathNet's network monitoring will comply with all state, local and federal regulations concerning network security.

     4.2  MARKETING

     4.2.1 MARKETING RIGHTS AND ASSIGNABLE CONTRACT RESPONSIBILITIES. In its marketing efforts, PathNet reserves the right to market under its name, or any other trade name which it owns, except as set forth in Section 4.2.2, herein. The assignment of its rights of exclusive marketing of excess long-distance capacity shall be allowed under this Agreement and shall only be prohibited if the transference of these rights violates FCC or other Federal or state laws and regulations. If PathNet transfers or assigns its right(s) to sell Excess Capacity, all other terms and conditions stated in this contract shall remain binding on PathNet, its successors and assigns. In the establishment of its sales effort, PathNet reserves its rights to market and advertise its services in any and all media it deems fit. The choice of publications in which to advertise shall solely be that of PathNet.

     4.2.2 MARKETING AND ADVERTISING RESTRICTIONS. PathNet shall not use any trademark or trade name of Texaco, its parents, affiliates or subsidiaries for purposes of marketing the Excess Capacity created.

     4.2.3 CUSTOMER AGREEMENTS. The terms of the agreements between PathNet and its various customers shall be disclosed by PathNet to Texaco as they relate to traffic on the System. The term of these agreements will inevitably vary and will have no fixed minimum time commitments. If the agreements with PathNet's customers require modifications to PathNet's network or specific installation requirements, at PathNet's sole discretion, these costs may be passed on to the customers and will be made at no cost to Texaco. The reimbursement for these fixed one-time costs shall be direct, and any revenues, other than compensation for direct and indirect costs related to these network modifications, installation requirements or connection fees, shall be the property of PathNet. All costs involved in marketing bandwidth shall be borne by PathNet.

     4.2.4 IXC AND CUSTOMER SALES AGREEMENTS. The sales agreements between PathNet and its interexchange carrier and other customers will clearly identify the paths or the segments of the affected participants along which the capacity being sold travels. If IXC and customer sales agreements and supporting documents require the written approval of Texaco as a condition of sale, Texaco's approval shall not be unreasonably withheld.

     4.2.5 METERING AND LIABILITY TO IXC'SMETERING AND LIABILITY TO IXC'S. PathNet's long-distance communications sales contracts shall be based on flat monthly rates and shall not be usage sensitive. Any usage-sensitive agreement which PathNet enters into shall require the inter-exchange carrier to provide for the necessary metering and a mechanism to ensure that this metering is both fair and accurate. Any costs related to the verification of metered readings will be incurred by PathNet and transferred to the affected inter-exchange customer. Performance criteria related to network design shall be integrated into PathNet's marketing efforts and contractual relationships with inter-exchange customers.

     4.2.6 REASONABLE EFFORTS - MARKETING. PathNet will use commercially reasonable efforts to produce, market and sell any excess long-distance capacity created under the PathNet program. PathNet shall seek the sale of aggregated long-distance capacity under the best terms commercially obtainable at the time. As part of such efforts, but without limitation, PathNet will dedicate its resources and perform the promotional and marketing tasks necessary to obtain the best available price at the time for the sale of such long-distance capacity consistent with the goals of PathNet and Texaco, as set forth in this Agreement.

4.3  REVENUE COLLECTION AND DISBURSEMENT

     4.3.1 BOOKS AND RECORDS. PathNet shall maintain and keep detailed and accurate books and records with regard to sales and revenues and the calculation thereof. Texaco, or its representatives (who shall be reasonably acceptable to PathNet), shall be entitled to review and audit such books and records, from time to time, during normal business hours, upon reasonable notice to PathNet, and at Texaco's expense, provided that PathNet will bear any such expense if the review or audit reveals an underpayment of more than five percent (5%) for the applicable period has occurred.

     4.3.2 QUARTERLY STATEMENTS OF ACCOUNT. PathNet shall issue quarterly Statements of Account to Texaco within thirty (30) days of the end of each calendar quarter. The reports shall set forth the revenues computed pursuant to SCHEDULE H - PAYMENT SCHEDULE and the method of allocating revenues to Texaco during that quarter.

     4.3.3 STATEMENT OF ACCOUNT. PathNet shall make payments due and payable thirty (30) days from the date PathNet's Statement of Account is issued to Texaco. The Quarterly Statement of Account, which shall accompany disbursements, is an unaudited statement produced by PathNet. It shall reflect the number of path miles of the System built out by PathNet and the excess long-distance capacity marketed and sold in the aggregate resale market during each quarterly period, for which payment has been received by PathNet, as calculated based upon the number of path miles furnished by Texaco in relationship to the total PathNet network.

     4.3.4 PAYMENTS TO TEXACO. PathNet will invoice each of its IXC customers prior to the commencement of their lease periods for telecommunications facilities on the PathNet network. These agreements may typically be monthly, but under certain conditions, may either be quarterly, semi-annual, annual, or for multi-year periods. PathNet shall make payment to Texaco for its portion of revenue actually received from the sale of PathNet's long-distance capacity along paths that use the System. Payments shall be made in accordance with the other terms of this Agreement and shall be based upon rates charged for the path miles of the Segment, divided by the network path miles assembled by PathNet. PathNet's disbursements to Texaco will be transmitted electronically or by wire transfer, as to be determined and specified in writing by Texaco, with all account information necessary to complete payment, as set forth in SCHEDULE V --

TEXACO PAYMENT INSTRUCTIONS, attached hereto, which may, from time to time, be freely amended by Texaco without the approval of PathNet. Upon receipt of payment from an inter-exchange carrier, PathNet shall disburse revenues no later than fifteen (15) days following the close of business of the month in which these revenues were received. Interest, if earned on collected but undistributed revenues, will be the property of Texaco, and shall be distributed to Texaco at the time of the next payment. Distribution of revenues for the portion of PathNet's network that is owned entirely by PathNet shall occur at the same time that PathNet distributes revenue to Texaco.

     4.3.5 ANNUAL AUDIT. All billings and revenue collections will be subject to an annual certified audit by an independent, nationally recognized accounting firm selected by PathNet, admitted to practice in all fifty states. This audit shall be conducted in accordance with generally accepted auditing standards. The results of this audit will be made available to Texaco no later than 30 days from the conclusion of the audit findings. PathNet shall not be responsible for any material breaches or misrepresentations that may occur through the negligence of outside auditors. PathNet will make its own records available at its principal business office for inspection by Texaco, upon written request, received at least after ten (10) business days before such planned inspection, provided the inspection of these records does not violate any agreements of confidentiality between PathNet and other participants.

     4.3.6     PATHNET'S CORPORATE STATEMENTS.
PathNet's corporate income statements, balance sheets and other forms of general corporate reporting shall be the sole property of PathNet and shall not be subject to examination by Texaco. Texaco shall have the right to examine during an annual audit all other documents which contain information related to the revenue due to Texaco under the terms of this Agreement. Any disclosure of PathNet's revenue collections and its disbursements to Texaco shall be strictly confidential and subject to the terms of the Non-Disclosure Agreement attached hereto as SCHEDULE W -- NON-DISCLOSURE AGREEMENT.

     4.3.7 TEXACO'S ASSIGNEES OF REVENUES. Texaco will have the right to designate other entities to receive its disbursements. The disbursements issued by PathNet shall not relieve Texaco of any tax liability resulting from its receipt of these revenues.

     4.3.8 REVENUE NOT GUARANTEED. PathNet does not guarantee any revenue disbursements. PathNet does not promise or warrant its ability to sell telecommunications capacity. In the event a dispute arises between PathNet and Texaco, any disbursements affected by this dispute will be placed in escrow in a segregated, interest-bearing bank account to be held by PathNet and Texaco. The signatures of an authorized representative of Texaco and PathNet shall both be required for disbursement of the escrow monies until such time as the dispute is resolved pursuant to the terms of Schedule L of this Agreement. Upon resolution of dispute, the escrow amounts shall promptly be disbursed.

     4.3.9 PATHNET COSTS. Any costs PathNet incurs as a result of this Agreement shall be the sole responsibility of PathNet. It shall not be implied that Texaco is responsible for such costs.

                             5.  MISCELLANEOUS PROVISIONS

     5.1  GENERAL PROVISIONS

     5.1.1 RESOLUTION OF DISPUTES. Any dispute arising under this Agreement pertaining to revenue collection and/or disbursement, shall be subject to resolution under Schedule L.

     5.1.2 NO RIGHT TO TERMINATE. Disputes arising under this article of the Agreement do not give either party the right to terminate this Agreement. This Agreement is fully binding upon the parties, their heirs and assigns for the duration of this Agreement as set forth herein.

     5.1.3 RECORDATION. This Agreement may be subject to recordation in any of the affected localities by either party. The costs, fees or expenses associated with this recordation shall be the sole expense of the recording party and recordation does not obligate the other party to this Agreement to pay a portion of recordation of such expenses.

     5.1.4 SUCCESSORS AND ASSIGNSSUCCESSORS AND ASSIGNS. Texaco and PathNet respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in this Agreement and attachments thereto. Neither party to this Agreement shall assign the Agreement in whole or in part (except as set forth below) without written consent of the other, which shall not be unreasonably withheld. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under this Agreement. The rights and obligations of the parties under this Agreement may not be assigned or transferred except: (i) the right to payment of money may be assigned, (ii) PathNet or Texaco may subcontract work, and (iii) this Agreement and the rights and obligations hereunder may be assigned to an acquirer of all or substantially all the assets, business or stock of a party. If PathNet sells or assigns the radio equipment that it has assembled into a network which it owns, the proceeds from such sale or assignment shall be the sole property of PathNet and Texaco shall have no claim to a portion of the proceeds. If Texaco sells or in any way assigns the asset(s) owned by Texaco, the proceeds from such sale or assignment shall be the sole property of Texaco and PathNet shall have no claim to a portion of such proceeds. If Texaco sells, leases, or assigns the underlying Texaco asset(s) which support the microwave paths that are a basis of this Agreement, this Agreement shall survive such transfer or assignment.

     5.1.5 FINANCING AGREEMENTS. PathNet shall ensure that the provision set forth in Section 1.3.12 will be included in the financing agreement and credit term sheet for the Initial System. Texaco shall have review rights and receive a copy of each credit term sheet and financing agreement entered into between PathNet and any other entity as it relates to the financing of the 1 x 1 Initial System, as set forth in Schedule E, attached hereto. A copy of any vendor credit term sheets shall be submitted to Texaco within sixty (60) days after execution of this Agreement. A copy of any vendor financing agreement shall be provided to Texaco within ten (10) days of its execution.

5.2  ASSURANCES OF PATHNET'S PERFORMANCE

     5.2.1     ASSURANCES AND ESCROW.   Pursuant to the terms of this Agreement,
PathNet, during the Build-Out Period, has responsibility for the payment of certain equipment and services. Specifically, PathNet shall pay for the equipment, (OC-3 multiplexing, the digital high-capacity radios, the antennas and waveguide, ancillary miscellaneous equipment and material), and for the installation to be performed at the Facilities. To assure performance of PathNet's payment responsibilities, within sixty (60) days of execution of this Agreement, PathNet shall provide a combination of vendor credit assurances, an escrow agreement acceptable to Texaco, to be executed by Texaco and PathNet, and at PathNet's sole option, a letter of credit. The assurances, escrow agreement, and/or letter of credit shall establish and confirm that:

          a. For radios, multiplexing equipment, antennas, waveguide and miscellaneous equipment to be provided pursuant to the terms of this Agreement, this equipment shall be delivered free and clear of liens and encumbrances to the Texaco Facilities and shall remain free and clear of all liens and encumbrances for the life of this Agreement. PathNet may secure payment to the manufacturer for the radios from revenues PathNet may receive pursuant to the terms of this Agreement. This Agreement itself will become the radio manufacturer's collateral. In the event any cash deposits are required for equipment to be ordered, PathNet shall either furnish proof of payment of such deposit or, pursuant to the terms of the escrow agreement, place in an interest bearing escrow account the amount of any deposit required by a manufacturer as a precondition to the manufacturer's acceptance of a purchase order from PathNet. In accordance with the terms of the escrow agreement and in the absence of default by PathNet of its payment responsibilities, any interest earned on funds placed in an escrow account shall be PathNet's property.

          b. To assure performance of the installation services to be provided by PathNet, pursuant to the terms of an escrow agreement to be entered into between Texaco and PathNet, PathNet shall deposit funds in an interest-bearing escrow account within sixty (60) days of execution of this Agreement. The amount deposited shall be equal to the cost of design and installation work, as estimated by PathNet and agreed to by Texaco.

     5.2.2 DEFAULT BY PATHNET. In the event that PathNet defaults on or fails to timely meet its payment responsibilities in connection with the equipment or installation of the Initial System within sixty (60) days of such default event, the assurances, escrow agreement, and/or letter of credit shall provide that Texaco would be disbursed funds in appropriate amounts, and any interest earned on such funds.

     5.2.3 TERMINATION OF ASSURANCES. The requirement for the assurances, escrow, and/or letter of credit shall end with the formal commissioning of the Initial System.

     5.2.4 INSURANCE. During all phases of the Project, PathNet shall purchase and maintain adequate insurance against loss or theft during the installation period and PathNet shall bear the risk of such loss or theft and such other insurance, as set forth on Schedule N.

     5.2.5 INSURANCE REQUIRED OF TEXACO. Texaco hereby represents that it is self-insured and does not currently purchase and maintain liability insurance and property insurance, except for stop-loss coverage.

     5.2.6 PAYMENT SCHEDULE. The payment schedule for all radio and other equipment to be purchased in connection with the Initial Build-Out or for any and all Capacity Expansion is set forth on SCHEDULE H -- PAYMENT SCHEDULE, attached hereto. This schedule includes commercial terms for payment of net thirty (30) days and interest at 1% per month on outstanding balances. Any departures from the payment schedule made by either party must be promptly brought to the attention of the other party.

5.3  JOINT AND MUTUAL CONFIDENTIALITY PROVISION

     PathNet and Texaco have entered into a Non-Disclosure Agreement, attached hereto as Schedule W, which permits for joint and mutual confidentiality, in connection with the program and project to be undertaken. This Non-Disclosure Agreement, which shall govern the responsibilities of the parties to each other in connection with the disclosure of information, is made a part of this Agreement. Texaco shall be permitted to distribute the results of any performance tests to other Texaco units. PathNet, in its sole discretion, may elect to distribute these results to other companies who allow PathNet to use their microwave infrastructure to create and market Expansion Capacity from their systems and the System at Texaco's Facilities. The results of any performance tests may be made available by PathNet to its customers.

5.4  REMEDIES FOR BREACH

     5.4.1 NOTICE OF BREACH. All events of breach or disputes by either PathNet or Texaco shall necessitate a written notice of breach to be delivered by certified mail to the principal office of the other party. Each notice of breach shall include specific allegations of breach.

     5.4.2 CURE OF BREACH BY PATHNET OR TEXACO. The party receiving a notice of breach shall have thirty (30) days to cure the breach. In the event the breach is not cured, the dispute resolution procedures of this Agreement may be invoked.

     5.4.3 NO TERMINATION RIGHTS. Neither Texaco nor PathNet unilaterally has the right to terminate this Agreement or otherwise alter the relationship of the parties hereto, except as noted in Section 2.1.2. The only remedies available to a party for breach are those set forth in Schedule L of this Agreement.

     5.4.4 SURVIVAL. All representations, warranties, covenants, conditions and agreements contained herein which either are expressed as surviving the expiration or termination of this contract or, by their nature, are to be performed or observed, in whole or in part, after the termination or expiration of this contract, including (without limitation) the warranty and indemnity provisions, shall survive the termination or expiration of this contract. Any accrued rights to payment and any remedies for breach of this Agreement shall survive termination.

5.5  USAGE

     The usage herein of singular terms shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

5.6  WAIVER

     PathNet or Texaco's failure to object to any statement, invoice, billing or distribution by any party within a period of four (4) years after receipt thereof shall constitute that party's acquiescence with respect thereto and shall render such statement, invoice, billing or distribution and deemed accepted. Any other waivers to any term or condition of this Agreement must be executed by the parties in writing.

5.7  FORCE MAJEURE EVENT

     Neither party hereto shall be responsible for any failure to perform its obligations (other than an obligation to pay money) under this Agreement if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes which are beyond the reasonable control of such party ("Force Majeure Event"). Obligations hereunder, however, shall in no event be excused, but shall be suspended only until the cessation of any cause of such Force Majeure Event. If such Force Majeure Event should obstruct performance of this Agreement for more than six (6) months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing a Force Majeure Event shall use its best endeavors in order to remedy that situation, as well as to minimize its effects. A party suspending performance due to a Force Majeure event shall notify the other party in writing within five (5) days after such suspension commences. If either party hereto shall be delayed or hindered in, or prevented from the performance of any act required hereunder by Force Majeure Event, then the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

5.8  EXTENT AND MODIFICATION OF AGREEMENT EXTENT AND MODIFICATION OF AGREEMENT

     This Agreement, the Schedules A through X and other documents incorporated herein by reference, represent the entire agreement between Texaco and PathNet and supersede all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Texaco and PathNet. Unless otherwise specified, any inconsistency between the contents of a document incorporated by reference and made a part of this Agreement and the terms of this Agreement shall be resolved in favor of the terms of this Agreement.

5.9  INDEPENDENT INVESTIGATION

     The parties acknowledge that they have independently investigated the potential for the success of PathNet's ability to create, aggregate and sell Excess Capacity and have not relied upon any inducements or representations of the other party or its agents, other than those contained in this Agreement.

5.10 NO DISCRIMINATION

     It is intended that both parties intend to subscribe or offer to all customers, employees, licensees, and invitees the opportunity to obtain all the goods, services, accommodations, advantages, facilities and privileges without discrimination because of race, creed, color, sex, age, national origin or ancestry, in accordance with the EEO Statement attached hereto as Schedule P, and all federal, state, and local laws.

     5.11 NOTICES

     All notices pertaining to disputes arising from this Agreement shall be directed to a corporate entity or employee designated by the signators as having full rights and responsibilities to address such issues. Notices under this Agreement shall be sufficient only if personally delivered by a commercial prepaid delivery or courier service, or mailed by certified or registered mail, return receipt requested, to a party at its address set forth in the signature block below, or as amended by notice, pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five (5) days after deposit with the courier or in the U.S. mail. All notices shall be delivered as follows:

          If to PathNet:

               Michael A. Lubin, Esquire
               Vice President and General Counsel
               PathNet, Inc.
               6715 Kenilworth Avenue, Suite 200
               Riverdale, Maryland 20737

          If to Texaco:

               Mr. H. Dave Hunt
               Manager of Telecommunications
               Texaco Pipeline Inc.
               1670 Broadway
               Denver, Colorado  80202-4899

5.12 UNENFORCEABILITY

     In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

5.13 COST AND FEES

     In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and reasonable attorney's fees.

5.14 HEADINGS

     Headings herein are for convenience or reference only and shall in no way affect interpretation of the Agreement.

5.15 INCIDENTAL AND CONSEQUENTIAL DAMAGES

     NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

5.16 WARRANTY AND DISCLAIMER

     PathNet warrants: (i) that the work under this Agreement will be performed in a workmanlike manner, and (ii) that it has and will obtain agreements with and promptly pay its employees and contractors sufficiently to allow it to provide Texaco with the services contemplated by this Agreement. OTHERWISE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, PATHNET AND TEXACO MAKE NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

5.17 INDEMNITY AND LIMITATIONS OF OBLIGATIONS AND LIABILITY

          The parties agree to limit their respective obligations and liabilities as set forth in SCHEDULE X -- INDEMNITY AND LIMITATIONS OF OBLIGATIONS AND LIABILITY, which like any other Schedule attached hereto is an integral part of this Agreement.

5.18 AMENDMENT AND WAIVER

     Except as otherwise expressly provided herein, any provision of this Agreement may be waived (either generally or in any particular instance, and either retroactively or prospectively) only with the written consent of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by a duly authorized officer, as of the date first written above.

WITNESS:                           PATHNET, INC.


/s/ Richard A. Jalkut  6/2/97      By: /s/ Dave Schaeffer
-----------------------------         -----------------------------
                                   Name: Dave Schaeffer
                                   Title: President

WITNESS:                           TEXACO PIPELINE INC.


/s/ H D Hunt  5/21/97              By: A. A. Nicoletti
------------------------------        -----------------------------
                                   Name:_______________________
                                   Title: President


                                   /s/ H D Hunt


                                   FORM APPROVED

                                      BLM
                                   --------------

                                   SCHEDULE A

                                    GLOSSARY

1 x 1 A microwave radio configuration consisting of a primary and a standby radio.

6 GHz Licenses:         6 GHz licenses may be obtained either under FCC Part 21
                        or Part 94 regulations. The 6 GHz license may be obtained in either 10 MHz spectrum bandwidth or 30 MHz spectrum band width.

Affiliate:              An entity directly or indirectly controlling, controlled
                        by or under common control with that party; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

Agreement:              The Agreement to create and manage a high capacity
                        telecommunications system, to which this Schedule A is attached.

Arbitration:            Arbitration as described in Article 16.

Build-Out Period        The period of time during which the System is installed
                        between final design approval and final testing and acceptance.

Capacity Expansion      The increase in telecommunication channels a System is
                        able to transmit, receive and transport above those created by the installation of the Initial System, achieved by an addition to or change in equipment.

Commissioning/          The date on which the proposed System is fully
Commissioned:           operational, has undergone site acceptance testing and
                        circuits are available for service.

Company: Participants agent, designated by participant. Company coordinates the activities of the consultants, contractors, subcontractors, engineers, and all aspects of the transition management project which is the subject of this Agreement.

Contractor:             PathNet, Inc., a Delaware corporation, which is
                        responsible for the execution of the work described in this Agreement and contracted by participant.

Disclosing Party:       A party hereto that discloses its Proprietary
                        Information to the other party.

DS-0: A 64-Kilobyte per second channel equivalent to a single voice or data channel.

DS-1:                   24 DS-0's.

DS-3:                   672 DS-0's.

Drop and Insert:        The characteristic and ability of telephone circuits
                        to be readily added at intermediate points along a network.

Engineer:               The person, firm, or corporation that may prepare any
                        and all drawings and specifications.

Excess Capacity:        The telecommunications channels that a System is able to
                        create, transport and receive, less those allocated by PathNet as a lease payment to Texaco.

ET: Emerging technologies including new uses of spectrum between 1850 MHz - 2200 MHz.

FAA:                    Federal Aviation Administration.

Facilities:             Texaco's towers, buildings and sites used for the
                        purpose of operating a microwave communications system listed on Schedule B to this Agreement.

FCC:                    Federal Communications Commission.

FCC Auction:            The process under which the FCC is going to allocate
                        broad band PCS licenses in a given market.

FCC Part 94:            Private carrier regulations for fixed point-to-point
                        microwave transmissions. These transmissions may not be resold on a common carrier basis.

FCC Part 21/101:        Common carrier regulations for fixed point-to-point
                        microwave transmissions allowing for the sale of capacity to other common carriers or allowing for the sale of capacity to other common carriers or end users.

Frequency Diversity:    A method of ensuring continuous transmission services
                        by using multiple frequencies to protect against any degradation of signal in a given path.

GPS:                    Global positioning satellite.

Initial Build-Out       The period of time during which the installation of a
                        1 x 1 or larger System is first installed and put into operation, before an Expansion of Capacity occurs.

Initial System:         A System with a 1 x 1 configuration that is installed
                        at the Facilities.

Initial Term:           The first five (5) years of the relationship of
                        Texaco and PathNet following commissioning.

Interconnection:        The point at which a private network is connected to the
                        publicly switched telephone network (PSTN). It can include IXC points of presence (POPs), tandem access points, the central office, internet service providers or major industrial customer points of presence.
                        Interconnection can be microwave or other media.

IXC: An Inter-exchange carrier. An IXC is an FCC licensed common carrier which purchases telephone capacity and resells that capacity to an end-user. (AT&T, MCI, Sprint, LCI and Frontier are examples of leading IXC's).

LATA:                   A geographic area defined by the FCC as a Local
                        Access and Transport Area.

Maintenance:            The ongoing repair and prevention of repair of all
                        equipment necessary for the system to operate including towers, antenna, radio, waveguides, combiners, and any other software or hardware necessary for the intended equipment to operate at its rated performance level.

Marketable Route:       The route between two geographic points on a
                        telecommunications network for which PathNet agrees to provide capacity to a third party.

New Customer:           A Customer to whom PathNet has not previously sold
                        telecommunications capacity who is purchasing or has agreed to purchase Excess Capacity derived from a System.

Net Sales:              Revenues actually received, obtained, or retained from
                        the sale of long-distance telecommunications excess capacity, use or other disposition of such capacity for participant on a per path mile basis, less sales, use and excise taxes and reasonable costs incurred in earning revenues.

Order Wire:             A service channel consisting of a 64 kb/sec circuit
                        between sites.

Participant:            A licensee currently operating a 2 GHz and/or 6 GHz,
                        point-to-point, microwave system with a primary license from the FCC and authorized to operate in the affected bands before January 6, 1992. This would include Texaco
                        Pipeline Inc.

Path: The physical spatial separation between point-to-point towers, housing and microwave antenna.

PathNet                 PathNet, Inc.

PCN:                    Prior Coordination Notice.

POP: Point of presence. A physical location where two disjoint networks connect.

Pre-Commissioned:       The date on which an Initial digital System is fully
                        operational and awaiting cutover of Texaco's existing channels.

Protection              An engineering plan under which channel capacity is
Configuration:          protected either on a fully redundant basis or a 1 by n
                        protection basis in which frequency diverse licenses will be used to protect n number of other licenses.

PSTN:                   Publicly Switched Telephone Network.

Rack: The vertical enclosure placed in equipment shelters that houses electronic equipment. A rack is approximately 23 inches in width, seven and a half feet in length and two feet in depth.

Receiving Party:        A party hereto that receives Proprietary Information
                        of the other party.

Segment: The portion of a microwave communications network existing between two geographic points. For purposes of this Agreement, Segment I is the portion of Texaco's microwave communications network between Houston and New Orleans, set forth in Schedule B of this Agreement. If additional segments are developed, they will be sequentially numbered and added as an amendment to Schedule B.

Site: A physical location on which a tower or other structure is located which houses both microwave antenna, radios and combing equipment.

SONET:                  Synchronous Optical Network

Spatial Diversity:      The use of multiple antennas to ensure a continuous
                        transmission path.

Subcontractor:          Without limitation, any firm, corporation, or person
                        working directly or indirectly for the company that furnishes or performs a portion of the work, labor or material, according to the transition plan, drawings and/or specifications.

Switch Section:         A System configuration consisting of two back to back
                        radio terminals and all intermediate repeater sites.

System: High capacity digital SONET microwave radio equipment (6 Hz/30 MHz antenna, waveguide, components, Facilities and FCC licenses, installed and assembled capable of transmitting, receiving and transporting telecommunications signals over the Segment.

TDMA: Time Division Multiplexed Access. A method of partitioning digital transmissions into unique time coded frames.

Technology:             Inventions (whether or not patentable), ideas,
                        processes, formulas and know-how executed or utilized by Transition Manager and/or participant, used by it as of the date of this Agreement, or hereafter during such portion of the term of this Agreement as Transition
                        Manager is required to provide services related to Technology to participant.

Texaco:                 Texaco Pipeline Inc.

Texaco Budgeted Funds:  Texaco's commitment of its capital equal to $1,076,000 from which Texaco shall pay for site and tower upgrades, related equipment and services to prepare its sites for receipt of radio.

Texaco Contingency      An additional $234,000 budgeted by Texaco as a cap on
Funds:                  the costs it shall incur to prepare the sites for the
                        receipt of the equipment that PathNet shall provide pursuant to the terms of this Agreement. In the event that the Texaco Budgeted Funds are insufficient to prepare the sites for the receipt of the supplied radio equipment and services for installation of the System, Texaco shall use the Texaco Contingency Fund of $234,000, as needed, to meet its obligations under this Agreement.

Transition Phase:       The state of transition management for participant
                        microwave licensees migrating from 2 GHz to 6 GHz or alternative media that sequentially follows the system evaluation in the pretransition state. This phase includes the negotiations, removal and replacement of existing equipment, construction and engineering through cutover at all participant facilities to that point in time when the new replacement system is substantially complete and operational.

Wayside Channel(s)      Additional telecommunications capacity beyond the OC-3
                        allocation and SONET overhead bitstream.

                                   SCHEDULE B

                               THE TEXACO SYSTEM

      Texaco Segment I extends from T. Heritage Plaza, Texas, to New Orleans, Louisiana with Facilities at the locations listed below.

                                TEXACO SEGMENT I
                             HOUSTON - NEW ORLEANS

FACILITY NAME                            LATITUDE           LONGITUDE

*T. Heritage Plaza                      29  45  30         95  22  14
Humble                                  30  0   29         95  12  46
Liberty                                 30  2   38         94  47  37
Sour Lake                               30  8   58         94  24  47
Vidor                                   30  6    4         94  0   15
Toomey                                  30  8   19         93  38  40
Sulphur Station                         30  7   24         93  24  10
Holmwood                                30  7   13         93  4   14
Lake Arthur                             30  4   18         92  43  39
Kaplan                                  30  2    0         92  20  43
Erath                                   29  53  52         92  4   21
New Iberia                              30  1   19         91  49  17
Julien                                  29  50  48         91  39  5
Horseshoe Bayou                         29  33  33         91  31  30
Morgan City                             29  41  19         91  10  22
Thibodaux                               29  52   5         90  50  10
Paradis                                 29  51  27         90  27  9
Harvey                                  29  53  44         90  4   49
*New Orleans (Poydras Building)         29  56  53         90  4   5

      *The two end point sites, Houston and Poydras may change as existing leases with options may or may not be consistent with the term of this Agreement. In the event that the lease on an end point terminates before the term of this Agreement, the parties would mutually agree upon a new end point location.

                                   SCHEDULE C

                         VALUATION SCHEDULE OF CAPITAL
                        INVESTMENTS TO BE MADE BY TEXACO

      [***] in the form of Facilities' upgrades, including tower analyses and strengthening where applicable, also known as Texaco Budgeted Funds. If an additional capital investment is required to conform to the EIA/TIA-222-F-1991, Structural Standards for Steel Antenna Towers and Antenna Supporting Structures, 1996, tower specifications, tower repair and other unforeseen site upgrade costs for installation of the radio system, Texaco shall invest up to [***] of additional capital for such purposes, also known as Texaco Contingency Funds. Texaco's maximum capital expenditures for site improvements is limited to [***]. Any costs for required site improvements, that would cause Texaco's site improvement budget to exceed [***], shall be borne and paid for by PathNet.

                      Texaco Schedule D : DS-1 Channel Plan

                          [CHART DEPICTING CHANNEL PLAN]



                                       [* * *]

                      Texaco Schedule D : DS-1 Channel Plan

                          [CHART DEPICTING CHANNEL PLAN]



                                       [* * *]

                      Texaco Schedule D : DS-1 Channel Plan

                          [CHART DEPICTING CHANNEL PLAN]



                                       [* * *]

                      Texaco Schedule D : DS-1 Channel Plan

                          [CHART DEPICTING CHANNEL PLAN]



                                       [* * *]

                                   SCHEDULE E

                         OWNERSHIP OF RADIOS, SHELTERS,
                    SYSTEM COMPONENTS AND RELATED EQUIPMENT

-----------------------------------------------------------------------------------------------
                                                                 Owned  Maintained     Date
Subsystem            Vendor   P.O. #   Project #    Description    By        By       Installed
-----------------------------------------------------------------------------------------------
Shelter                                                          [***]
-----------------------------------------------------------------------------------------------
Tower                                                            [***]
-----------------------------------------------------------------------------------------------
D.C. Power System                                                [***]
-----------------------------------------------------------------------------------------------
Generators                                                       [***]
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
M/W Antennas                                                     [***]
-----------------------------------------------------------------------------------------------
Waveguide                                                        [***]
-----------------------------------------------------------------------------------------------
Radio Equipment                                                  [***]
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Mux Bay Misc.                                                    [***]
Equipment
-----------------------------------------------------------------------------------------------
0C3 Multiplex                                                    [***]
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
1/O DXC Multiplex                                                [***]
-----------------------------------------------------------------------------------------------
D/I Multiplex                                                    [***]
-----------------------------------------------------------------------------------------------
Other Multiplex                                                  [***]
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Misc. Bay                                                        [***]
-----------------------------------------------------------------------------------------------
Misc. Bay                                                        [***]
Equipment
-----------------------------------------------------------------------------------------------

                                   SCHEDULE F

                            PROJECT MANAGEMENT PLAN
                           AND PRELIMINARY SCHEDULES

                                   [Attached]

Texaco - SCHEDULE F

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                          [GANTT CHART OF SCHEDULE]

                                   SCHEDULE G

                             MULTIPLEXING CONCEPTS

      Texaco and PathNet shall jointly determine how Texaco's multiplexing needs will be met, which shall be set forth below.

                            OC-3 MULTIPLEX EQUIPMENT

   Site Name             OC-3 Multiplex    DS-1's Wired     DS-1's Equipped

T. Heritage Plaza       IMT-150 Terminal       [***]

Humble                  IMT150 ADM             [***]

Liberty

                                    Sour Lake

Vidor                   IMT150 ADM             [***]

Toomey

Sulphur Station

Holmwood                IMT150 ADM             [***]

                                   Lake Arthur

Kaplan

Erath                   IMT150 ADM             [***]

New Iberia              IMT150 ADM             [***]

Julien

                        OC-3 MULTIPLEX EQUIPMENT (Con'd)

   Site Name           OC-3 Multiplex       DS-1's Wired   DS-1's Equipped

Horseshoe Bayou         IMT150 ADM              [***]
Morgan City             IMT150 ADM              [***]
Thibodaux               IMT150 ADM              [***]
Paradis                 IMT150 ADM              [***]
Harvey                  IMT150 ADM              [***]
New Orleans             IMT150 Terminal         [***]

                                   SCHEDULE H

                                PAYMENT SCHEDULE

GROSS NUMBER        TOTAL DOLLARS        PATHNET              TEXACO
 OF DS-0's            RECEIVED           REVENUES            REVENUES
------------        -------------        --------            --------

                                   SCHEDULE I

                             [PURPOSELY LEFT BLANK]

                                   SCHEDULE J

              EXCESS TELECOMMUNICATIONS CAPACITY SOLD AND PAID FOR

                                                         NUMBER
                                                        OF DS-O
PATH         START DATE      END DATE       PRICE        UNITS         TOTAL
----         ----------      --------       -----       -------        -----

                                   SCHEDULE K

                     ANTENNA SPECIFICATIONS AND FREQUENCIES

          Every high performance antenna will be fitted with a radome.

Antenna Type/Size                 Fa Max      Fs Max    Mt Max
                                   lb          lb        lb-ft

PL8(w/Radome)                     1736        1068        3714
PL8 (No Radome)                   3456        943         3945
UHX8                              2537        1257        3615

PL10 (w/Radome)                   2712        1669        6883
PL10 (No Radome)                  5400        1474        7084
UHX10                             3964        1964        6365

PL12(w/Radome)                    3905        2403       11581
PL12(No Radome)                   7775        2122       11728
UHX12                             5708        2827       10423

Loads listed are for 125 mph winds at the most critical angle.

Fa    Load parallel to antenna axis

Fs    Load perpendicular to antenna axis

Mt    Moment about pipe mount

Reference: Page 99 of Andrew Catalog 36

                                     TEXACO
                                 ANTENNA SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
Site Name                              West                                                East                            Future PN
                                                                                                                             Spur
------------------------------------------------------------------------------------------------------------------------------------
                 Qty     Model        Elev.     Az.   Frequencies  Qty    Model         Elev.      Az.  Frequencies  Qty    Model
------------------------------------------------------------------------------------------------------------------------------------
T. Heritage                                                         2    UHX8-59H     742   742   28.8  6256.54H      1    UHX6-59J
 P1aza                                                                                                  --------
                                                                                                        6315.84H
------------------------------------------------------------------------------------------------------------------------------------
Humb1e            2   UHX8-59H     180   110   208.9    5945.20V    2    UHX10-59J    236   196   84.3  5945.20V      2    UHX8-59H
                                                        --------                                        --------
                                                        6004.50V                                        6004.50V
------------------------------------------------------------------------------------------------------------------------------------
Liberty           2   UHX10-59J    356   316   264.5    6226.89V    2    UHX10-59J    356   316   72.2  6197.24H
                                                        --------                                        --------
                                                        6286.19V                                        6256.54H
------------------------------------------------------------------------------------------------------------------------------------
Sour Lake         2   UHX10-59J    306   266   252.4    5945.20H    2    UHX10-59J    306   266   97.6  5945.20H      2    UHX6-59J
                                                        --------                                        --------
                                                        6004.50H                                        6004.50H
------------------------------------------------------------------------------------------------------------------------------------
Vidor             2   UHX10-59J    236   196   277.8    6197.24H    2    UHX10-59J    237   197   83.1  5974.85V      1    UHX6-59J
                                                        --------                                        --------
                                                        6256.54H                                        6034.15V
------------------------------------------------------------------------------------------------------------------------------------
Toomey            2   UHX8-59H     236   196   263.3    6226.89V    2    UHX8-59H     237   197   94.1  6197.24V
                                                        --------                                        --------
                                                        6286.19V                                        6256.54V
------------------------------------------------------------------------------------------------------------------------------------
Sulphur Station   2   UHX8-59H     177   137   274.2    5945.20H    2    UHX8-59H     176   136   90.5  5945.20V
                                                        --------                                        --------
                                                        6004.50H                                        6004.50V
------------------------------------------------------------------------------------------------------------------------------------
Holmwood          2   UHX8-59H     257   217   270.7    6197.24H    2    UHX8-59H     257   217   99.2  6226.89V      1     UHX6-59J
                                                        --------                                        --------
                                                        6256.54H                                        6286.19V
------------------------------------------------------------------------------------------------------------------------------------
Lake Arthur       2   UHX10-59J    186   146   279.3    5974.85H    2    UHX10-59J    186   146   96.5  5974.85V
                                                        --------                                        --------
                                                        6034.15H                                        6034.15V
------------------------------------------------------------------------------------------------------------------------------------
Kaplan            2   UHX10-59J    286   246   276.7    6226.89H    2    UHX10-59J    287   247  119.6  6197.24V
                                                        --------                                        --------
                                                        6286.19H                                        6256.54V
------------------------------------------------------------------------------------------------------------------------------------
Erath             2   UHX8-59H     207   167   299.8    5945.20V    2    UHX8-59H     207   167   60.3  5974.85V
                                                        --------                                        --------
                                                        6004.50V                                        6034.15V
------------------------------------------------------------------------------------------------------------------------------------
New Iberia        2   UHX8-59H     230   190   240.5    6226.89V    2    UHX8-59H     230   190   139.8 6197.24V       1   UHX6-59J
                                                        --------                                        --------
                                                        6286.19V                                        6256.54V
------------------------------------------------------------------------------------------------------------------------------------
Julien            2   UHX8-59H     167   127   319.9    5945.20V    2    UHX8-59H     167   127   159.0 5974.85H
                                                        --------                                        --------
                                                        6004.50V                                        6034.15H
------------------------------------------------------------------------------------------------------------------------------------
Horseshoe Bayou   2   UHX10-59J    317   277   339.0    6226.89H    2    UHX10-59J    317   277   67.1  6197.24V
                                                        --------                                        --------
                                                        6286.19H                                        6256.54V
------------------------------------------------------------------------------------------------------------------------------------
Morgan City       2   UHX10-59J    186   146   247.3    5945.20V    2    UHX10-59J                      5974.85V
                                                        --------                                        --------
                                                        6004.50V                                        6034.15V
------------------------------------------------------------------------------------------------------------------------------------
Thibodaux         2   UHX10-59J                         6226.89V    2    UHX10-59J                      6226.89V      2    UHX10-59J
                                                        --------                                        --------
                                                        6286.19V                                        6286.19V
------------------------------------------------------------------------------------------------------------------------------------
Paradis           2   UHX10-59J                         5974.85V    2    UHX10-59J    295   255   83.2  5945.20V
                                                        --------                                        --------
                                                        6034.15V                                        6004.50V
------------------------------------------------------------------------------------------------------------------------------------
Harvey            2   UHX10-59J   176   136   263.4     6197.24V    1    6' 11 GHz                                     1    6 11 GHz
                                                        --------           (TBD)                                             (TBD)
                                                        6256.54V
------------------------------------------------------------------------------------------------------------------------------------
New Orleans                                                          1    6' 11 GHz
                                                                           (TBD)
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE L

                   DISPUTE RESOLUTION/ARBITRATION PROVISIONS

I.    SCOPE

      Any and all disputes and controversies between Texaco and PathNet concerning the negotiation, interpretation, performance, breach or termination of this Agreement shall be attempted to be resolved first through amicable settlement discussions. Each party shall bear its own costs for settlement discussions. Failing resolution of the dispute or controversy within thirty (30) days after a letter from a party to this Agreement requests initiation of settlement discussions, either party may refer the matter for final resolution by binding arbitration in accordance with the Center for Public Resources' Rules for Non-Administered Arbitration of Business Disputes (the "Center") which are hereby adopted and hereinafter referred to as the "Rules." The arbitration process shall be binding on the parties and the arbitration is intended to be a final resolution of the dispute(s) between the parties to the same extent as a final judgment of a court of competent jurisdiction. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. All parties covenant that they shall not resort to any court for legal remedies concerning any matter which is subject to arbitration hereunder, except to enforce a final decision by the arbitrators or for preliminary, interim or provisional equitable relief. The arbitration clause is not intended to preclude a party from seeking or obtaining injunctive relief which would be available in the absence of the arbitration provision.

II.   ARBITRATION PROCESS

A. Notice. If the parties cannot resolve a dispute to their mutual satisfaction, any party to the dispute may deliver to the other party or parties to the dispute a written notice in accordance with the Rules; provided, however, the appointment of arbitrators shall be governed by
      Section IIB hereof and it shall not be necessary for a claimant to appoint an arbitrator in its Notice of Arbitration or for a respondent to name an arbitrator in its Notice of Defense.

B. Site and Arbitration Tribunal. Absent agreement to the contrary of the parties, the arbitration will be conducted in Washington, D.C., by a panel of three (3) arbitrators knowledgeable of microwave relocation and engineering issues. Within thirty (30) days after the filing of the demand for arbitration, each party must select one (1) arbitrator and the third
      (3rd) arbitrator will be selected by agreement of the two (2) arbitrators selected by the parties. If either party fails to select an arbitrator or there is no agreement on the selection of the third arbitrator, the Center will select the arbitrator(s).

C. Transcripts and Evidence. A written transcript of all proceedings and testimony shall be kept and its costs shall be borne equally by the parties pending the final award. All documents that a party proposes to offer in evidence, except for those objected to by an opposing party, shall be deemed to be self-authenticating.

D. Applicable Law. The arbitrator shall determine the claims of the parties and render their final award in accordance with the substantive law of the state of Texas. In the case of particular witnesses not subject to subpoena at the designated hearing site, hearings may be held at any place designated by the arbitrators where such witnesses can be compelled to attend, and, with the consent of all parties, before a single member of the arbitration tribunal.

E. Sanctions. In addition to any other remedy allowed or specified in or under the Rules, the failure of a party to comply with any interim, partial or interlocutory order, after due notice and opportunity to cure such non-compliance, may be treated by the arbitrators as a default and all or some of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrators may impose such lesser sanctions as they deem appropriate.

F. Limitation on Awards. Anything to the contrary notwithstanding, arbitrators may not award incidental, consequential or punitive damages.

G. Period of Limitations. Should the party claiming a dispute or controversy not institute binding arbitration within four (4) years after the written request for settlement discussions to resolve the dispute or controversy, it shall forever be barred from bringing a claim on the specific subject matter of the dispute or controversy.

H. Nature of Award. Any arbitration award must be in writing and must contain findings of fact and conclusions of law upon which the arbitrators relied in making the decision. The arbitrators shall have the authority to award only compensatory damages and shall not have authority to award indirect, consequential, special, exemplary or punitive damages of any nature whatsoever, the parties hereby waive all rights to and claims for monetary awards other than compensatory damages. The arbitrators do not have the authority to order termination of the Agreement. Nothing contained herein or in the Rules shall be deemed to grant the arbitrators any authority, power, or right to alter, modify or amend any of the provisions of the Agreement or this Schedule L.

I. Finality of Award. The award of any arbitration shall be final, conclusive and binding on the parties. Judgment on an arbitration award may be entered in a court of competent jurisdiction. The arbitrator shall award the reasonable cost, including attorneys' fees, to the prevailing party.

III.  MISCELLANEOUS PROVISIONS

A. Conflict. In the event of a conflict between this Schedule and (1) the Agreement or (2) the Rules, the terms of the Agreement shall prevail.

B. Survivability. The provisions of this Schedule shall survive the termination or expiration of the Agreement.

                                   SCHEDULE M

                         HAZARDOUS MATERIALS PROVISION

      (1) Hazardous Materials. PathNet shall not bring to Texaco facilities, without the prior written consent of Texaco, or cause or permit, knowingly, or unknowingly, any Hazardous Material to be brought or remain upon, kept, used, discharged, leaked or emitted. "Hazardous Material" shall mean any radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products as the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq. To obtain Texaco's consent, PathNet shall prepare an "Environmental Audit" for Texaco review. Such Environment Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet ("MSDS") as required by the Occupational Safety and Health Act ("OSHA"); (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental audit shall include copies of all federal, state, and local permits concerning or related to the proposed use, storage, or treatment of Hazardous Materials at the Premise. PathNet shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Texaco in its reasonable judgment find the Environmental Audit acceptable, Texaco shall deliver to PathNet Texaco's written consent. Notwithstanding such consent, Texaco may revoke its consent upon: (1) PathNet's failure to remain in full compliance with applicable environment permits and/or any other requirements under any federal, state or local law, ordinance, order, rule, regulation, code or any other government restriction or requirement

(including but not limited to CERCLA, as amended 42 U.S.C. Section 9601 et seq., RCRA, as amended, 42 U.S.C. Section 6901 et seq., related to environmental safety, human health, or employee safety; (2) PathNet's or Texaco's business operations pose or potentially pose a human health risk to others; or (3) PathNet expands its use, storage, or treatment of Hazardous Material in a manner inconsistent with the safe operation of the site. Should Texaco consent in writing to PathNet bringing, using, storing, or treating any Hazardous Material in or upon the Premises, PathNet shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other government restrictions or requirements (including but not limited to CERCLA, as amended 42 U.S.C. Section 9601 et seq, RCRA, as amended, 42 U.S.C. Section 6901 et seq., which in any way regulates, governs, or impacts PathNet's possession, use, storage, treatment or disposal of said Hazardous Material. In addition, PathNet represents and warranties to Texaco that (1) PathNet shall apply for and remain in compliance with any and all federal, state, or local permits in regard to Hazardous Materials; (2) PathNet shall report to applicable governmental authorities any release of reportable quantities of a hazardous substance(s) as mandated by Section 103(a) of CERCLA;
(3) PathNet, within five (5) days of receipt, shall send to Texaco a copy of any notice, order, inspection report or other document issued by any government authorities relevant to PathNet's compliance status with environmental or health and safety laws; and (4) PathNet shall remove from the Premises all Hazardous Materials upon termination of this contract.

      (2) Disclosure of Environmental Audit. PathNet and Texaco agree to disclose to each other any documents related to an Environmental Audit or change order, modification or subsequent study issued in response thereto.

                                   SCHEDULE N

                                   INSURANCE

A. PathNet shall maintain at its sole cost, and shall require any contractors it may engage to maintain at all times while performing its duties or services under this Agreement, the insurance coverage set forth below with companies satisfactory to Texaco with full policy limits applying, but not less than as stated.

      1. Workers' Compensation Insurance as required by laws and regulations applicable to and covering employees of PathNet engaged in the performance of the services;

      2. Employers' Liability Insurance protecting PathNet against common law liability in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $1,000,000.

      3. Commercial General Liability Insurance including products and completed operations with limits of not less than $1,000,000 per occurrence and in the aggregate;

      4. Automobile Liability Insurance including non-owned and hired vehicle coverage with limits of liability of not less than $1,000,000; and

      5. Excess Liability Insurance over Automobile Liability, Commercial General Liability, and Employers' Liability coverages afforded by the primary policies described above with minimum limits of $4,000,000 in excess of specified limits.

B. In addition to all other risks for which coverage is provided in Sections A.1-5, supra, and, the Commercial General Liability Insurance and Excess Liability Insurance in those sections shall cover the contractual liability assumed under the provisions set forth in this Agreement.

C. Prior to commencement of the services, a certificate evidencing the required coverages of this Agreement shall be delivered to Texaco, naming Texaco and APPLICABLE PARENTS, SUBSIDIARIES, AND AFFILIATES, as additional insureds under the Commercial General Liability and Excess Liability Insurance Policies. This certificate shall provide that any change restricting or reducing coverage or the cancellation of any policies under which certificates are issued shall not be valid as respects Texaco's interest therein until Company has received thirty (30) days written notice of such change or cancellation. Further, the certificate shall state that the insurance is primary coverage and not concurrent or excess over other valid insurance which may be available to Texaco. Each Workers' Compensation policy shall be endorsed to provide waiver of subrogation rights in favor of Texaco and ALL APPLICABLE PARENTS, SUBSIDIARIES AND AFFILIATES.

D. Pathnet agrees to comply with all terms of the insurance contracts referenced in this Schedule I. Failure of Pathnet to keep the required insurance policies in full force and effect during the term of this Agreement and during any extensions shall constitute a breach of this Agreement. Nothing contained in these provisions relating to coverage and amounts set out herein shall operate as a limitation of PathNet's liability in tort or contract under the terms of this Agreement. Should coverage be provided on a claims-made basis, the policy shall include at least a two (2) year extended reporting period endorsement, and shall not contain a "prior acts" exclusion.

E. PathNet retains the right to purchase business interruption insurance for any outage which may occur on its aggregated telecommunications network. Business interruption insurance is not required of PathNet by Texaco. The issuance of an insurance policy is not an indication of PathNet's responsibilities to Texaco during periods of outage.

F. IT IS THE INTENTION OF THE PARTIES THAT THE INSURANCE COVERAGES PROVIDED BY PATHNET IN FULFILLMENT OF THESE OBLIGATIONS BE AS BROAD AS POSSIBLE. IN NO EVENT WILL PATHNET ACCEPT ANY POLICY WHICH PROPOSES TO EXCLUDE COVERAGE SOLELY BECAUSE (1) A CLAIM IS MADE ALLEGING (A) PERSONAL INJURY, DEATH OR PROPERTY DAMAGE OF PATHNET OR PATHNET EMPLOYEES, SUBCONTRACTORS OR AGENTS,
      (B) PERSONAL INJURY, DEATH OR PROPERTY DAMAGE RESULTING FROM THE NEGLIGENCE OR GROSS NEGLIGENCE OF COMPANY, (C) PERSONAL INJURY, DEATH OR PROPERTY DAMAGE RESULTING FROM THE SUDDEN OR ACCIDENTAL RELEASE, DISCHARGE OR DISPERSAL OR CHEMICALS, LIQUIDS, GASSES, WASTE MATERIALS OR POLLUTANTS, OR (2) THE INDEMNITY PROVISIONS OF THIS AGREEMENT ARE INAPPLICABLE OR OTHERWISE UNENFORCEABLE.

G. NOTHING CONTAINED IN THESE PROVISIONS RELATING TO COVERAGE AND AMOUNTS SHALL OPERATE AS A LIMITATION OF PATHNET'S LIABILITY UNDER THE TERMS OF THIS AGREEMENT.

H.    PATHNET SHALL PROVIDE A COPY OF THIS SECTION OF THE AGREEMENT, SECTION
      5.17 INDEMNITY AND SCHEDULE X, ATTACHED HERETO, REFERENCING TO AND CONTAINING THE INDEMNITY PROVISION, TO ITS CARRIER AND REQUIRE THE CARRIER TO PROVIDE INSURANCE COVERAGE THAT COMPLIES WITH BOTH SECTIONS.

                                   SCHEDULE O

                  TEXACO MINIMUM NETWORK PERFORMANCE STANDARDS

1. Summary

The purpose of this document is to provide performance specifications for dedicated DS-1 transmission requirements.

The performance objectives are defined as Errored Seconds (ES), Severely Errored Seconds (SES), and Error Free Seconds (EFS). Because of the bursty nature of errors, BER should not be used as a testing criterion. The ES, SES, and the EFS are the sole criteria for determining system acceptance.

The objectives in this document are not meant as transmission system design criteria. All systems will be designed for optimum performance based on the equipment manufacturers stated specifications and good system design practices. This document is meant as a reference for expected performance and contains limited testing procedures. These performance objectives are based on CCITT and Bellcore technical specifications. Actual performance objectives will be analyzed and statistically compared to CCITT and Bellcore information to verify expected objectives.

Parameters not mentioned in this document are Frame Loss (OOF), and Sync Loss event values. The primary rationale is that once they occur, they cause ES/SES to be recorded. Therefore ES, SES, and LOS are the essential parameters. Secondly, there are discrepancies between how different devices calculate certain parameters and what they call them. Since it is possible to have multiple OOF events in a SES, it becomes difficult to set a value for that parameter.

2. Availability

The system is designed to meet or exceed the long haul objective of 99.98% availability on an annual basis for a 4,000 mile system. This results in a one way system outage of less than 0.39 seconds/mile/year for each and every DS-1.

3. DS-1 Specifications / Performance Measurements

DS-1 Electrical Interface Specifications:

The DS-1 signal at the cross-connect (DSX-1) shall meet the standard DSX-1 cross-connect requirements as specified in section 3.1.

      3.1   DSX-1 Interconnection Specifications

Line Rate:        1.544 Mb/s

Tolerance:        Source timing for self-timed DS-1 bit streams shall not exceed plus or minus 32 ppm with respect to the basic rate. DS-l synch should be capable of accepting a rate deviation of plus or minus 130 ppm.

Line Code:        1) Bipolar with at least 12.5 percent average ones density and no more than 15 consecutive zeros.

                  2) Bipolar with Eight Zero Substitution (B8ZS).

Format:           ESF with AT&T 54016 & ANSI T1.403 messages, concurrently.

Test Load:        A pure resistive termination of 100 ohms plus or minus 5%
                  shall be used for evaluation of pulse shape and electrical parameters.

Pulse Shape:      The pulse amplitude shall be between 2.4V and 3.6V measured at the center of the pulse, and may be scaled by a constant factor to fit the template. Source of the above information is ANSI T1.102.

Power Level:      For new equipment with an all-ones transmitted pattern, the power in a band no wider than 3 Khz centered at 772 Khz shall be between 12.6 and 17.9 dBm.

                  For older equipment, the power in a band no wider than 3 Khz centered at 772 Khz may be between 12.4 and 18.0 Dbm.

                  The power in a band no wider than 3 Khz centered at 1544 Khz shall be at least 29 db below that at 772 Khz.

      3.2   Jitter DS-I & DS-3

The jitter requirements which shall be met at the DS-1 & DS-3 interfaces are jitter tolerance, jitter transfer, jitter generation, and jitter enhancement.

            3.2.1 Jitter Tolerance

Jitter Tolerance is the maximum input jitter that equipment can tolerate without causing errors. It is specified in terms of the amount of sinusoidal jitter (peak-to-peak) versus the frequency of that jitter. PathNet DS-3 Requirements provides the mask as well as the lower limit of the jitter tolerance at each standard interface level. To meet the jitter tolerance specifications, the actual tolerance of the equipment must be above the mask and the difference between this and the lower limit represents the safety margin of the equipment.

            3.2.2 Jitter Transfer

Jitter Transfer is the jitter gain measurement, which is the relationship between the applied input jitter and resulting output jitter as a function of frequency.

            3.2.3 Jitter Generation
Jitter Generation is defined as the process whereby jitter appears at the output port of an individual unit of digital equipment in the absence of applied input jitter.

When looped back at the high speed rate, equipment must produce less than 0.3 Unit Interval (UI) of rms timing jitter and less than 1.0 UI of peak-to-peak timing jitter at the output of the terminal receiver. The measurement interval must include all frequencies between F1 and F4 of the Network Interface Jitter Requirement shown in section 3.2.4. This requirement shall apply over the entire range of permissible input bit-rate offsets.

            3.2.4 Jitter Enhancement
The requirement for jitter enhancement is that a system of up to 250 miles in length adds less than 1.0 UI of peak-to-peak jitter to a DS-3 input signal having 4.0 UI of sinusoidally modulated peak-to-peak jitter for all frequencies up to 2300 Hz.

Maximum Permissible Network Output Jitter at any Hierarchical Interface:
--------------------------------------------------------------------------------
                                           Measurement Filter Bandwidth (Hz)
                 Network Limit             Bandpass filter having a low cut-off
                 Peak-To-Peak UI           frequency F1 or F3 &
Bit Rate Mb/s      (Note 1)                minimum upper cut-off frequency of F4
-------------------------------------------------------------------------------
                  B1        B2
               (F1-F4)    (F3-F4)    F1            F3           F4
-------------------------------------------------------------------------------
1.544            5          0.1     10Hz          8Khz         40Khz
-------------------------------------------------------------------------------
3.152            5          0.1     10Hz          1.5Khz       40Khz
-------------------------------------------------------------------------------
6.312            3          0.1     10Hz          3Khz         60Khz
-------------------------------------------------------------------------------
44.736           5          0.1     10Hz          30Khz        400Khz
-------------------------------------------------------------------------------

Notes:

UI = Unit Interval

For 1.544 Mb/s: 1 UI = 648 ns

For 3.152 Mb/s: 1 UI = 317 ns

For 44.736 Mb/s: 1 UI = 22.35 ns

F3; P3, the lower cut-off frequency of one of the bandpass filters, represents the jitter half-bandwidth of the timing extraction circuits. The frequency F3 is determined from:

F3 = Fo / 2Q, where F and Q represent the digital signal rate and the Q-factor of the timing recovery circuit respectively.

            3.3   DS-1 Access Performance and Availability Objectives

DS-1 performance and availability objectives for IXC digital transport facilities are based on mileage bands. All performance data (ES, SES, EFS, etc.) are the same throughout the given mileage band. The performance objective values are based on a 24-hour period with the exception of availability, which is an annual objective. The availability objective is set universally to be 99.99% per year.

The following data is based on a 24 hour period and measured at DS1:

(ES/86400) x 100 = ES Per Day

Circuit Acceptance Level
================================================================
Route Mileage            ES               %EFS               SES
----------------------------------------------------------------
0-500                     1               99.9988              0
----------------------------------------------------------------
501-1500                  1               99.9988              0
----------------------------------------------------------------
1501-4000                 2               99.9977              0
================================================================

Maintenance Limit

================================================================
Route Mileage            ES               %EFS               SES
----------------------------------------------------------------
0-500                     5               99.9942              2
----------------------------------------------------------------
501-1500                 10               99.9884              4
----------------------------------------------------------------
1501-4000                15               99.9826              6
================================================================

The DS1 performance objectives are defined by the following parameters:

      -> Errored Seconds (ES)
      -> Severely Errored Seconds (SES)

4.    Testing & Commissioning

Recommended Acceptance Tests for the IMT-150 are divided into local (Rack) and End-To-End tests.

NEC Recommended Acceptance Tests for the IMT-150:

-----------------------------------------------------------------
Test                             Local Test       End-To-End Test
-----------------------------------------------------------------
Output power Voltage                X
-----------------------------------------------------------------
Optical Output Level                X
-----------------------------------------------------------------
Optical Input Level                                    X
-----------------------------------------------------------------
Optical RX Sensitivity              X
-----------------------------------------------------------------
Bit Error Rate                                         X
-----------------------------------------------------------------
Automatic Switching                                    X
-----------------------------------------------------------------
Lockout of Protection                                  X
-----------------------------------------------------------------
Forced Switching                                       X
-----------------------------------------------------------------
Manual Switching                                       X
-----------------------------------------------------------------
Alarm Test                                             X
-----------------------------------------------------------------
Remote Loopback                                        X
-----------------------------------------------------------------

4.1   Factory Acceptance Test -- NEC 2000 Digital Radio Equipment

Factory Acceptance Testing will be performed on the system prior to shipment from Japan. The following table reflects the tests involved during factory acceptance testing:

--------------------------------------------------------------------------------
     Equipment Test Items                    Test Equipment
--------------------------------------------------------------------------------
TX Output Power                       Power Meter; High Power Sensor
--------------------------------------------------------------------------------
TX Output Frequency                   Frequency Counter
--------------------------------------------------------------------------------
Alarm Reporting Test                  LCT-2000
--------------------------------------------------------------------------------
Meter Readings                        Digital Volt Meter
--------------------------------------------------------------------------------
ATPC Function (If Equipped)           LCT-2000; RF or IF Attenuator
--------------------------------------------------------------------------------
IF In/Out Level                       Signal Generator; RF Attenuator; Power
(AGC Dynamic Range)                   Meter; Power Sensor
--------------------------------------------------------------------------------
IF Frequency                          Signal Generator; RF Attenuator;
                                      Frequency Counter
--------------------------------------------------------------------------------
Noise Figure                          Noise Meter; Noise Source
--------------------------------------------------------------------------------
IF Delay Characteristics              Microwave Link Analyzer
--------------------------------------------------------------------------------
XPIC Improvement                      LCT-2000; SONET or SDH Analyzer;
(If Equipped)                         Noise Adder; RF Attenuator
--------------------------------------------------------------------------------
RX Threshold Level (BER Performance)  SONET or SDH Analyzer; Noise Adder
--------------------------------------------------------------------------------
Optical Power Measurement             Optical Power Meter; SONET or SDH
                                      Analyzer
--------------------------------------------------------------------------------
RX Local Oscillator Frequency         Frequency Counter
--------------------------------------------------------------------------------
Signature Curve                       SONET or SDH Analyzer; Fading
                                      Simulator; RF Attenuator
--------------------------------------------------------------------------------
IF Amplitude Characteristics          Microwave Link Analyzer
--------------------------------------------------------------------------------
     Equipment Test Items                    Test Equipment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IM3                                   4-Tone Signal Generator; Sprectrum
                                      Analyzer
--------------------------------------------------------------------------------
Branching Circuit Loss                Network Analyzer
--------------------------------------------------------------------------------
                              Radio Systems Tests
--------------------------------------------------------------------------------
BER Measurement (24 Hour Test)        SONET or SDH Analyzer; RF Attenuator

4.2   Rack Test

A Rack Test will be performed once the radio cabinet has been installed. The test results will be kept in the site commissioning book for future reference. Please refer to the NEC 2000 Series Synchronous Digital Microwave Radio Field Test Procedure for further details.

4.3   Path Test

A Path Test will be performed after each site has been turned up. The test results will be kept in the site commissioning book for future reference. Please refer to the NEC 2000 Series Synchronous Digital Microwave Radio Field Test Procedure for further details.

4.4   End-To-End Test

An end-to-end test will be performed once all sites have been tuned up. The test results will be kept in the site commissioning book for future reference. . Please refer to the NEC 2000 Series Synchronous Digital Microwave Radio Field Test Procedure and Section 3 of this document for further details.

5.    Definitions

The referenced documents have been used as the standard for the following definitions. Any changes to these parameters will be reflected by changes in the referenced documents.

Bit Error Rate (BER): BER is the number of bit errors divided by the total number of bits during the observation period.

Error Free Seconds (EFS): An EFS is any one-second interval which does not contain a bit error. Usually this term is expressed as percent EFS by taking the ratio of non-errored to total seconds and multiplying by 100.

Errored Seconds: An ES is any one-second interval during which one or more bit errors occur.

Burst Seconds: A burst second is any errored second containing at least 100 errors.

Severely Errored Seconds: A SES is any one-second interval during which the Bit Error Rate is greater than or equal to 1x10(to the power of negative 3) at a DS-1 rate. This definition applies to all causes of degradation affecting the channel error performance, including (unprotected) equipment failures and other factors that contribute to poor performance. (Carrier Group Alarms occur after a 2-second loss of synchronization at the DS-1 level. Affected channels then remain out of service for approximately 10 seconds.)

Outage: An outage, measured in "Outage Seconds", is declared after the BER in each second is worse than 10(to the power of negative 3) for a period of 10 consecutive seconds. These 10 seconds are considered to be unavailable. The unavailable time starts after the first of 10 Severely Errored Seconds (SESs) occurs, and ends when the first of 10 consecutive non-SESs occurs.

Availability: Availability refers to that time which the circuit is available, that it is not experiencing an outage.

Circuit Acceptance Limit: The AL is a value used to define the limits at which facilities are initially placed in-service. Upon acceptance, the facilities are transferred to a performance measuring state.

Maintenance Limit: The ML is the threshold at which the performance of the DS-1 circuits dictates that appropriate action be taken to analyze and repair the degradation source.

6.    Reference

American National Standard, T1 .403
American National Standard, T1 .404
American National Standard, T1 .102
AT&T Technical Reference, TR 62415, June 1989
AT&T Technical Reference, 54016, 17, 19, & 19A
Bellcore Technical Reference, TR-TSY-000499
Bellcore Technical Reference, TR-NPL-000335
Bellcore Technical Reference, TA-TSY-000083, 77, 55, & 57
FCC Part 15 & 68

                                   SCHEDULE P

                      EQUAL EMPLOYMENT OPPORTUNITY POLICY

P.1   Equal Employment Opportunity

      PathNet and Texaco agree to comply with the Equal Employment Opportunity Clause of 41 CFR 60-1.4(b), which is incorporated into this Agreement by reference.

P.2   Non-Segregated Facilities

      a. PathNet and Texaco certify to each other that neither maintains nor provides for its employees any segregated facilities at any of their establishments, and that neither permits its employees to perform their services at any location so maintained. PathNet and Texaco are not aware of and understand that any breach of the foregoing is a violation of the Equal Opportunity Clause of Executive Order 11246. As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and washrooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, creed, color or national origin because of habit, local custom or otherwise.

      b. Each further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause, and that it will retain such certifications in its files; and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

                  NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENTS FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certification of Nonsegregated Facilities as required by the May 9, 1967, Order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period i.e., quarterly, semi-annually or annually). (Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.)

P.3   Affirmative Action

      a.    Compliance Program

            PathNet and Texaco certify to each other that each has developed and is maintaining a written affirmative action compliance program for each of its establishments in accordance with regulations of the Secretary of Labor promulgated under Executive Order 11246, as amended.

      b.    Veterans

            PathNet and Texaco agree to comply with the affirmative action clause at 41 CFR 60-250.4 and the regulations of 4l CFR 60-250, all of which are incorporated into this Agreement by reference.

      c.    Handicapped Workers

            PathNet and Texaco agree to comply with the affirmative action clause at 41 CFR 60-741.4 and the regulations of 4l CFR 60-741, all of which are incorporated into this Agreement by reference.

P.4   E.O. 11625 - Minority Business Enterprises

      a. It is a policy of the government that minority business enterprises shall have the maximum practicable opportunity to participate in the performance of government contracts. Thus, PathNet agrees to use its best efforts to carry out this policy in the award of its subcontracts to the fullest extent consistent with the efficient performance of this Agreement. As used in this Agreement, the term minority business enterprise" means a business, at least 50 percent of which is owned by minority group members or, in case of publicly owned businesses, at least 51 percent of the stock of which is owned by minority group members. For the purposes of this definition, minority group members are Black Americans, Hispanic Americans, Native Americans, Asian Pacific Americans, and Asian Indian Americans. PathNet may rely on written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

      b. PathNet agrees to establish and conduct a program which will enable minority business enterprises (as defined in the clause entitled "Utilization of Minority Business Enterprises") to be considered fairly as subcontracts and suppliers under this Agreement. In this connection, PathNet shall:

            (i) Designate a liaison officer who will administer PathNet's minority business enterprises program.

            (ii) Provide adequate and timely consideration of the potentialities of known minority business enterprises in all "make-or-buy" decisions.

            (iii) Assure that known minority business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications and delivery schedules so as to facilitate the participation of minority business enterprises.

            (iv) Maintain records showing (1) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority business enterprises, (2) awards to minority business enterprises on the source list and (3) specific efforts to identify and award contracts to minority business enterprises.

            (v) Include the Utilization of Minority Business Enterprises clause in subcontracts which offer substantial minority business enterprises subcontracting opportunities.

            (vi) Cooperate with the contracting officer in any studies and surveys of PathNet's minority business enterprises procedures and practices that the contracting officer may from time to time conduct.

            (vii) Submit periodic reports of subcontracting to known minority business enterprises with respect to the records referred to in subsection (iv) above, in such form and manner and at such time (not more often than quarterly) as the contracting officer may prescribe.

      c. PathNet further agrees to insert, in any subcontract hereunder which may exceed $500,000, provisions that shall conform substantially to the language of this clause, and to notify the contracting officer of the names of such contractors.

P.5   Railroad Revitalization and Regulatory Reform Act of 1976

      PathNet and Texaco agree to comply with the requirements of 49 CFR 265 regarding nondiscrimination in Federally Assisted Railroad Programs." 49 CFR 265 is incorporated into this Agreement by reference.

P.6   Small Business and Small Socially and Economically Disadvantaged
      Businesses

      a. PathNet and Texaco agree to each use its best efforts to provide small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals, as defined in 45 FR 35809, with the maximum practical opportunity to participate in the performance of subcontracts in accordance with the regulations promulgated by the Office of Federal Procurement Policy (OFPP) 45 FR 35809, May 28, 1980, which are incorporated into this Agreement by reference.

      b. PathNet and Texaco agree to comply with the small business and small socially and economically disadvantaged business subcontracting plan as set forth in 45 FR 35910, dated May 28, 1980, which are incorporated into this Agreement by reference.

P.7   Women's Business Enterprise Program

      a. PathNet and Texaco agree to each use its best efforts to provide women-owned businesses, as defined at 45 FR 35815, with the maximum practical opportunity to participate in the performance of subcontracts in accordance with the regulations of the Office of Federal Procurement Policy (OFPP), 45 FR 35814, May 28, 1980, which are incorporated into this Agreement by reference.

      b. PathNet and Texaco agree to comply with the regulations promulgated by the Office of Federal Procurement Policy (OFPP), 45 FR 35815, May 28, 1980, which are incorporated into this Agreement by reference.

                                   SCHEDULE Q

                           PATHNET SAFETY MANAGEMENT

Q.1 PathNet acknowledges that it is performing work hereunder solely as an independent contractor and not as an agent, servant or employee of Texaco. Subject only to the provisions of this agreement and any facility rules of conduct applicable to persons on the premises, it is the responsibility of PathNet to determine the personnel to perform the work hereunder as well as how and when it should be performed.

Q.2 PathNet shall be responsible for providing its employees with a safe and healthful workplace and unless otherwise expressly required by law, Texaco shall not assume responsibility for fulfilling any of PathNet's obligations to its employees. Without limitation, PathNet shall be responsible for (1) the safety and health of its employees, representatives and agents; (2) abatement of conditions or practices which pose any actual or potential safety or health risk to any of its employees, representatives or agents; and (3) making decisions concerning the safety or health of same. Texaco and PathNet agree that PathNet reserves the right to and will safely discontinue work, at any time, should it or its employees determine that they are exposed to any safety or health risk. Such action on the part of PathNet will not constitute a breach of this agreement.

Q.3 PathNet agrees that it will conduct a survey in order to identify safety and health hazards, work practices and conditions present at the location(s) where it intends to perform any services pursuant to this Agreement. All such surveys will be completed and precautionary steps taken prior to the commencement of such work.

      PathNet certifies that it will communicate these hazards to its employees and that all employees who may be exposed to these hazards have been trained to take all necessary measures to assure their safety and health.

      PathNet further acknowledges that such hazards could lead to the serious injury or death of a worker. Because of the nature of these risks, PathNet agrees that it will use special precautions in limiting or eliminating the above risks.

      PathNet agrees that it may be subject to sanctions imposed by Texaco for not undertaking all steps necessary to limit or eliminate all risks occurring during the course and scope of the contracted for work. Such special sanctions include, but are not limited to, termination of this Agreement and the reporting of PathNet's practices to its workers' compensation carrier and to proper legal authorities.

Q.4 PathNet shall work under conditions and pursuant to rules that are at least as protective of their safety and health as those governing Texaco employees. Prior to commencing the Services, PathNet shall obtain from Texaco a copy of such rules in effect at the time and place such Services are to be performed.

Q.5 PathNet shall be responsible for the safety education of its employees. Training shall comply with all laws and shall be documented. As a minimum, the following items shall be included in PathNet training when applicable to performance of the Services:

      a. Supervisor safety training to assure that PathNet management understands that safety is their first responsibility;

      b. Orientation for PathNet employees in contractor safety policies, safety manuals, first aid, CPR, accident reporting procedures, safety meeting participation, personal protective equipment, enforcement procedures, and a review of legal requirements for training;

      c. Emergency procedures training as outlined in 29 CFR 1910,120, as modified, amended or superseded (HAZWOPER). Training by qualified instructors is required;

      d.    Safety meetings and accident prevention programs;

      e. Hazard communications training in accordance with 29 CFR 1910.1200, as modified, amended or superseded, for general industry;

      f. Permit systems training to include applications to hot work and confined space;

      g. Lockout/tagout training in accordance with 29 CFR 1910.147, as modified, amended or superseded;

      h.    Vehicle safety training;

      i.    Personal protective equipment training;

      j.    Training for specific hazards of performance of the Services;

      k.    Bloodborne pathogens training;

      l.    Lead hazard training; and

      m.    Permit required confined spaces training.

Q.6 PathNet shall be responsible for the routine monitoring of its employees, agents and subcontractors to ensure safe work practices are being followed.

Q.7   PathNet shall report to Texaco as follows:

      a. PathNet shall provide the Texaco site supervisor with an immediate, verbal report of any accident, injury or OSHA recordable injury or illness occurring on Texaco premises;

      b. By the end of the next business day following the occurrence, PathNet shall provide Texaco with a copy of PathNet's Employer's First Report of Occupational Injury or Illness, or a comparable state form for the reporting of injuries and illnesses occurring at the work site;

      c. PathNet shall provide a written report of any near misses or incidents that could have resulted in property damage or serious injury to persons; and

      d. PathNet shall provide a written recommendation when a work practice is identified that may result in property damage or injury to persons unless a procedural change is made to correct the work practice.

Q.8 Prior to commencing any Services, PathNet shall obtain from Texaco a copy of the emergency response plan appropriate to the area to which PathNet's employees may be assigned and appropriately reflect such plan in PathNet's health and safety and work plans.

Q.9 PathNet shall submit to Texaco a quarterly PathNet Incident and Work Hours Report. PathNet shall maintain a record of new PathNet employees, and documentation of training, occupational injuries, illnesses, and lost work days versus hours worked, and the number of safety meetings. conducted, the percentage of PathNet's employees in attendance at such meetings, OSHA 200 Forms and First Aid log. Further, PathNet shall maintain inspection and certification records regarding certain equipment and machines such as, but not limited to, fork lifts, cranes, hoists, welding, cutting machines and man lifts. These records shall also include a summary of medical or unexcused absences of more than five days (by employee name, reason for and length of absence). These documents shall be retained for at least five (5) years and shall be made available for auditing by Texaco in accordance with the terms and provisions of this Agreement.

Q.10 PathNet shall provide and inspect all personal protective equipment for its employees. Where PathNet's employees are performing work similar to Texaco's employees, PathNet's employees shall wear at least equivalently protective equipment.

                                   SCHEDULE R

                             SUBSTANCE ABUSE POLICY

R.1 General. PathNet, as a condition of having access to Texaco's premises, and subject to applicable law, agrees that:

      a. PathNet's employees shall be subject to the same rules of employee conduct relating to substance abuse which are applicable to employees of Texaco, namely, the following rules which prohibit:

            (i) the manufacture, sale, purchase, transfer, use or possession of illegal drugs, narcotics or other unlawful substances or materials on Texaco's premises, or while conducting business for Texaco;

            (ii) the manufacture, sale, purchases transfer, use or possession on Texaco's premises of substances or materials not authorized by Texaco (such as firearms, weapons, intoxicating beverages, drug paraphernalia, or medically authorized drugs used improperly or unsafely); and

            (iii) reporting to work or working on Texaco's premises under the influence of illegal drugs, narcotics, other unlawful substances, or intoxicating beverages.

      b. Any employee of PathNet who has violated any of the rules of employee conduct in "a." above, shall be removed from Texaco's premises and shall not be allowed to re-enter such premises without Texaco's permission.

      c. PathNet's employees shall be subject to searches of their persons and personal effects when entering Texaco's premises, while on Texaco's premises, and when leaving Texaco's premises. Such searches shall be conducted by Texaco or by a third party, at Texaco's direction, without prior announcement and at such times and locations as Texaco in its sole discretion may determine.

      d. Texaco reserves the right to conduct or have conducted unannounced substance abuse testing of employees of PathNet while they are performing work on Texaco's premises, to the extent permitted by applicable law.

      e. In addition to any other remedies, Texaco reserves the right to terminate this Agreement in the event of non-compliance with any of the provisions as stated in this Exhibit.

      f. PathNet shall be responsible for including in any subcontract for work to be performed on Texaco's premises the requirements and conditions described in this Schedule so that such requirements and conditions will be binding upon each of PathNet's subcontractors.

      g. PathNet shall be responsible for advising and discussing with any unions representing PathNet's employees the application to such employees of the conditions described in this Schedule.

R.2 DOT/RSPA. In addition to the terms and conditions of Section R.1, if PathNet retained by Texaco to perform services that are regulated by the
      U. S. Department of Transportation, Research and Special Programs Administration ("DOT/RSPA"), PathNet agrees to the following terms and conditions:

      a. PathNet will submit to Texaco a copy of its anti-drug program and its alcohol misuse prevention program. Texaco will review the plans and advise PathNet as to whether or not the plans are acceptable or in need of further additions, deletions, revisions or clarifying language. The review of the plans will be completed utilizing the criteria established in the DOT/RSPA inspection forms. Addendums made to PathNet's plan shall be attached to the previously submitted plans. Upon approval of the addendum, a letter of acceptance will be sent by Texaco to PathNet.

      b. PathNet is required to provide an anti-drug plan and alcohol misuse prevention program testing statistical information on a quarterly basis to Texaco.

R.3 DOT/FHA. In addition to the terms and conditions of Section R.1, if PathNet is retained by Texaco to perform services that are regulated by the U. S. Department of Transportation, Federal Highway Administration ("DOT/FHA"), PathNet agrees to the following terms and conditions:

      a. PathNet has developed and implemented or has contracted with an organization that has developed and implemented substance abuse policies and drug testing procedures in compliance with DOT/FHA regulations as set forth in 49 CFR Part 382 and 49 CFR Part 40.

      b. That upon 48 hours notice, PathNet shall deliver to Texaco a copy of PathNet's anti-drug plan and alcohol misuse prevention plan and testing statistical information.

R.4 Safety Sensitive. In addition to the terms and conditions of Section R.1, if PathNet is retained by Texaco to perform safety sensitive duties while on Texaco premises, PathNet shall have in effect a comprehensive substance abuse testing program ("Program") for its employees before commencing work. In essence, a safety sensitive duty is one that is directly related to the safe operation or security of a facility or piece of equipment and which, if not performed properly, could result in a serious safety risk or environmental hazard to employees, a facility, or the general public. This Program shall, as a minimum, conform to the Texaco Substance Abuse Program or to the U. S. Department of Transportation ("DOT") regulations in Title 49, CFR Parts 40, 199 and 382. This Program shall be in accordance with all applicable laws. The Program must include the following:

      a. PathNet will test any employee of PathNet, if in the judgment of PathNet, there is reasonable suspicion that the employee is using illegal drugs, unauthorized substances or abusing alcohol.

      b. PathNet will test any employee of PathNet, if, in the judgment of PathNet, there is reasonable suspicion that substance or alcohol abuse may have been a contributing factor to a job-related injury or accident or an injury or accident on Texaco's premises.

      c. PathNet will test, on an unscheduled and unannounced basis, employees of PathNet for illegal or unauthorized drugs as long as such employees have access to Texaco's premises. The frequency of such testing shall occur at a rate no less than the rate at which Texaco's employees are tested under the Texaco Substance Abuse Program (i.e., 12% annually for drugs).

      d. PathNet shall, in testing its employees under the circumstances described in a., b. and c., test for the presence of the following substances and use the following substances and use the following screening/confirmation levels:

                          Cocaine                   300/150
                          Opiates                   300/300
                          Phencyclidine             25/25
                          Marijuana                 50/15
                          Amphetamines              1000/500
                          Methadone                 300/300
                          Benzodiazepines           300/300
                          Barbiturates              300/300
                          Methaqualone              300/300

      e. Texaco management may, in its sole discretion, waive the requirements and conditions in this Section R.4, if the job duration is no more than thirty (30) days or if the circumstances so require. However, the conditions in Section R.1. shall apply regardless of the duration of the job.

      f. If PathNet is subject to DOT regulations and has implemented a drug testing program consistent with the DOT regulations, or is not subject to the DOT regulations but has adopted and implemented a drug testing program which is equivalent to or more stringent than the DOT testing program, then Texaco may, in its sole discretion, waive the requirements of Section R.4, subject to the agreement that PathNet's employees who are assigned to work on Texaco's premises shall be subject to PathNet's drug and alcohol testing program.

      g. In the event Texaco maintains a smoke-free workplace and does not permit smoking or the use of any type of smoking material in any of its facilities or vehicles, PathNet shall abide by these no smoking rules. PathNet shall also inform its employees, agents and contractors of such rules.

                                   SCHEDULE S

                        NETWORK INTERCONNECTIONS SCHEDULE

===================================================
               SEGMENT FACILITIES
===================================================
                       ANT.       ANT.         ANT.
CODE      NAME        MODEL      HEIGHT       AZIM.
---------------------------------------------------
         HUMBLE      MHP6596       237        196.2
---------------------------------------------------
         HUMBLE      MHP6596       197        196.2
---------------------------------------------------
         VIDOR       P8-65C        234        169.8
---------------------------------------------------
         VIDOR       P8-65C        194        169.8
---------------------------------------------------
        HORSESHOE    P6F-21C       325        288.3
         BAYOU
---------------------------------------------------
        THIBODAUX    MHP6596       317        152.6
---------------------------------------------------
        THIBODAUX    MHP6596       277        152.6
---------------------------------------------------
        THIBODAUX    MHP6596       300        347.6
---------------------------------------------------
        THIBODAUX    MHP6596       260        347.6
---------------------------------------------------
         PARADIS     GP8F-21A      270         48.9
---------------------------------------------------
         HARVEY      P-21A96G      174        177.2
===================================================

===================================================
               SPUR FACILITIES
===================================================
CODE        NAME       LATITUDE    LONGITUDE
---------------------------------------------------
         E. HOUSTON    29-47-52    95-16-59
---------------------------------------------------
         E. HOUSTON    29-47-52    95-16-59
---------------------------------------------------
         PT. ARTHUR    29-52-46    93-57-30
---------------------------------------------------
         PT. ARTHUR    29-52-46    93-57-30
---------------------------------------------------
         VERMILLION    29-40-15    91-54-51
           BAY
---------------------------------------------------
           HOUMA       29-37-18    90-41-25
---------------------------------------------------
           HOUMA       29-37-18    90-41-25
---------------------------------------------------
          CONVENT      30-06-21    90-53-47
---------------------------------------------------
          CONVENT      30-06-21    90-53-47
---------------------------------------------------
          ST. ROSE     29-56-30    90-20-30
---------------------------------------------------
          LAFITTE      29-34-58    90-03-48
===================================================

                                   SCHEDULE T

                     ROUTINE SITE MAINTENANCE REQUIREMENTS


                               TABLE OF CONTENTS

1. ANTENNA/WAVEGUIDE MAINTENANCE ..........................................3

1. 1.1. Monthly Inspection ................................................3

2. 1.2. Quarterly and Semi-Annual Inspection ..............................3

3. 1.3. Annual Inspection .................................................3

2. BATTERY MAINTENANCE ....................................................4

4. 2.1. Monthly Inspection ................................................4

5. 2.2. Quarterly and Semi-Annual Inspection ..............................4

6. 2.3. Annual Inspection .................................................4

3. BUILDING MAINTENANCE ...................................................5

7. 3.1. Monthly Inspection ................................................5

8. 3.2. Quarterly and Semi-Annual Inspection ..............................5

9. 3.3. Annual Inspection .................................................5

4. CHARGER/RECTIFIER MAINTENANCE ..........................................6

10. 4.1. Monthly Inspection ...............................................6

11. 4.2. Quarterly and Semi-Annual Inspection .............................6

12. 4.3. Annual Inspection ................................................6

5. GENERATOR MAINTENANCE ..................................................7

13. 5.1. Monthly Inspection ...............................................7

14. 5.2. Quarterly and Semi-Annual Inspection .............................7

15. 5.3. Annual Inspection ................................................7

6. MULTIPLEXER MAINTENANCE ................................................8

16. 6.1. Monthly Inspection ...............................................8

17. 6.2. Annual Inspection ................................................8

7. RADIO MAINTENANCE ......................................................9

18. 7.1. Monthly Inspection ...............................................9

19. 7.2. Quarterly and Semi-Annual Inspection .............................9

20. 7.3. Annual Inspection ................................................9

8. SITE MAINTENANCE ......................................................10

21. 8.1. Monthly Inspection ..............................................10

22. 8.2. Quarterly and Semi-Annual Inspection ............................10

23. 8.3. Annual Inspection ...............................................10

9. TOWER MAINTENANCE .....................................................11

24. 9.1. Monthly Inspection ..............................................11

25. 9.2. Quarterly and Semi-Annual Inspection ............................11

26. 9.3. Annual Inspection ...............................................11

27. 9.4. Bi-Annual Inspection ............................................11

                        1. ANTENNA/WAVEGUIDE MAINTENANCE


1.1.  Monthly Inspection

Once each month, perform the following inspections from the ground:

      o Visually check the general appearance of the antenna and waveguide for ice, wind and bullet hole damage.
      o Visually check the waveguide on the tower and waveguide bridge for loose or broken waveguide hangers (i.e. attach/replace as required).
      o Visually check the antenna canvas (TEGLAR) radomes for holes, tears and excessive wear. Replace if severely torn to preempt feedhorn damage.
      o     Check inside building waveguide pressure gages for 5-8 lbs/in
            ^2 per antenna (10 lbs/in ^2 maximum).

1.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o Visually inspect waveguide grounds at the bend from the tower and building entry buss bars. Inspect for excessive corrosion and firm connectivity.
      o Visually inspect the waveguide port seals into the building for excessive deterioration and insect/bird infestation. Clean, replace and re-seal if required.
      o Check functional operation of the dehydrator excessive run local and remote alarms.
      o Visually check dehydrator air dryer/desiccant for excessive moisture (i.e. desiccant color change).

1.3.  Annual Inspection

At least once a year climb the tower and:

      o Physically inspect antenna stiff arms (struts) for indications of antenna movement, i.e. gouges in metal around lock down bolts.
      o Physically inspect antenna feedhorn guy wires (3 ea.) by spring tension at back of antenna. Broken feedhorn guys will pull out from back of dish.
      o Check for loose, broken or missing W/G hangers. Repair/replace as required.
      o     Visually inspect W/G grounds near antennas.

                             2. BATTERY MAINTENANCE

                          (Valve Regulated Batteries)

2.1.  Monthly Inspection

Once each month perform the following inspections:

      o Visually check the general appearance and cleanliness of the batteries, the battery rack and the battery room. Clean and dust as required.
      o Inspect for cracks in the cells or electrolyte leakage. Notify status center if corrective action is required.
      o Inspect the load post plates and inter-cell post connector plates for corrosion. Clean and apply NO-OX-ID "A" grease as required.

2.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o     Check and record the voltage of each of the 24 cells.
      o     Check battery plant float voltage at load plates (-53.52 to -54.48
            VDC). Adjust charger float voltage to within range.
      o Check pilot cell voltage. Range is 2.23-2.27 VDC. Minimum is 2.20 VDC. Maximum is 2.35 VDC. Pilot cell is lowest per cell voltage of the 24 cells. If below minimum, equalize batteries for 12-24 hours. If above 2.27 VDC, decrease charger float voltage.

2.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o     Ensure load plate post bolts are torqued to 95-100 in lbs.
      o     Caution: Use only insulated tools.
      o     Measure and record inter-cell connection resistance.
      o     Check all alarm points for proper functionality.

                            3. BUILDING MAINTENANCE

3.1.  Monthly Inspection

Once each month, perform the following inspections:

      o Visually check the general appearance and cleanliness of the building. Remove trash and sweep/mop floors as required.
      o Check the building's exterior walls and roof for damage due to ice or bullet holes. Repair and seal holes as required.
      o Check inside the building for evidence of water leaks or seepage. Re-seal as required.
      o Verify operation of building exterior entry light and any other perimeter lights. Replace bulbs as required.
      o Verify ambient room temperature is > 60 (degrees) F and < 80 (degrees) F. Verify and adjust thermostat high and low settings.

3.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o Inspect building ground wires for excessive corrosion and firm connectivity. Clean and tighten as required.
      o Verify operation of each air conditioner unit. Air discharge should be a minimum of 10 (degrees) cooler than outside building temperature.
      o     Clean or change each air conditioner's filter.

3.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o Verify functional operation of the building high temperature alarms both local and remote.
      o Inspect the building floor tile for bubbles, cracks and tears. Repair and replace as required.
      o     Check all alarm points for proper functionality.
      o     Ensure all AC connections are tight and at the specified torque.
      o Measure and record voltages at the building distribution panel to verify that the input AC voltages are within specifications.

                        4. CHARGER/RECTIFIER MAINTENANCE

                          (Valve Regulated Batteries)

4.1.  Monthly Inspection

Once each month perform the following inspections:

      o Dust or wipe down top of rectifier shelf as required. Remove dust from rear fan exhaust rings on each rectifier unit.
      o Verify DC output amps of each rectifier unit is within 5% of each other. Adjust load sharing setting on rectifiers to balance output load.
      o Visually inspect DC output cables for significant insulation indentations and deterioration along cable rack and other metal surfaces.

4.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o Verify float output voltage of each rectifier (at battery plant) is -53.52 to 54.48 VDC. Adjust each rectifier to within .1 VDC of each other.
      o Verify equalize voltage is -55.2 VDC to -56.4 VDC for each rectifier. Adjust each rectifier to within .1 VDC of each other. Verify at battery plant.
      o     Verify current limit setting and operation of each rectifier.
      o     Verify operation of forced paralleling. Adjust as required.
      o Verify operation and accuracy of DC volts and amps output monitor meters. Adjust meter monitor calibration as required.

4.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o Verify AC and DC local and remote alarms are functional for each rectifier.
      o Verify local and remote high and low DC output alarms are functional.
      o Visually inspect AC and DC power connections for corrosion and firm connectivity. Clean and tighten as required.
      o Use an oscilloscope and check AC ripple/noise on the DC output terminals. Check charger grounds for spikes over I volt P/P.
      o     Check all alarm points for proper functionality.

                            5. GENERATOR MAINTENANCE

5.1.  Monthly Inspection

Once each month perform the following inspections:

      o On indoor units visually check the general appearance and cleanness of the generator room. Sweep and wipe down as required.
      o On outdoor weatherproof housing units verify access panels close properly and are latched. Clean inside of housing and oil panel hinges as required.
      o     Check engine oil and coolant levels. Fill as required.
      o Check fuel level. Should not be below 40% of total fuel capacity. Refill as required.
      o Check 12VDC/24VDC starting battery's electrolyte level. Fill with distilled water as required.
      o Check engine drip pan for indications of excessive oil or coolant leakage.

5.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o Visually check fan belts for fraying and cracks. Replace as required.
      o Inspect starting battery terminals for corrosion and firm connections. Clean and grease battery posts as required.
      o Remotely start generator and transfer load. Run site on generator for minimum of 30 minutes.
      o     Ensure starting battery charger is operational.

5.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o Once a year or every 250 hours of operation change the engine oil, oil filter, fuel filter and coolant filter (if equipped). Note changes in site log.
      o     Inspect engine air filter cleaner. Clean or replace as required.
      o If equipped, inspect and clean the generator building intake and exhaust filters. Replace if required.
      o     Simulate an AC power failure and load test the site for at least one
            (1) hour. Record AC volts, AC amps, frequency, engine RPM, oil pressure, and coolant temperature. Compare readings with manufacturer's tolerances.
      o     Check all alarm points for proper functionality.

                           6. MULTIPLEXER MAINTENANCE

6.1.  Monthly Inspection

Once each month perform the following inspections:

      o     Wipe off or dust top of multiplexer shelves as required.
      o Push LED TST button and verify all red, yellow and green indicators are lit. Replace any module unit that has an un-lit indicator. (LED)

6.2.  Annual Inspection

At least once a year the Monthly inspection should be augmented as follows:

      o Measure main and standby power supply unit's DC output voltages. Verify measurements are within manufacturer's tolerances.
      o If test points are available measure and record the main and protection
      o Optical TX laser bias current. Verify measurements are within manufacturer's tolerances.
      o Check functional operation of the local and remote major and minor alarms.
      o     Check all alarm points for proper functionality.

                              7. RADIO MAINTENANCE

7.1.  Monthly Inspection

Each month the following preventative maintenance procedures should be performed:

      o Wipe off or dust the top shelves in the radio equipment racks as required.
      o Push LED TST switch on each TX/RX logic control and verify all red, yellow and green indicators are lit. Replace any module that has an un-lit indicator.
      o Check and record all TX/RX meter readings for TX power, AFC correction, RX in level, If level etc. Verify readings are within manufacturer's tolerances.

7.2.  Quarterly and Semi-Annual Inspection

At least once each quarter the monthly procedure should be augmented as follows:

      o Measure and record the DC-DC power converter and TX FET power supply DC output voltages for each TX/RX unit. Verify measured voltages are within manufacturer's tolerances.
      o Measure and record the RF output power of each transmitter at the TX monitor connector. (This may require disabling of automatic power level control). Level should be within 1,0 dB of nominal.
      o Measure and record the TX RF frequency on each transmitter at the TX monitor connector. Measured should be within +/- .OO5% of assigned.
      o Measure and record the receiver AGC voltage. Correlate AGC voltage to receive signal level. Verify actual RSL is within 3 dB of calculated.

7.3.  Annual Inspection

At least once a year the semi-annual inspection should be augmented as follows:

      o Measure and record each TX local oscillator frequency. Measured should be within +/- .001% of assigned.
      o Measure and record each RX local oscillator frequency. Measured should be within +/- .001% of assigned.
      o Perform "Transmit Fade Margin Test" to verify receiver fade margin on the path. The measured value should be within +/- 2 dB of calculated.
      o     Check all alarm points for proper functionality.

                              8. SITE MAINTENANCE

8.1.  Monthly Inspection

Once each month perform the following inspections:

      o Visually check the general appearance and cleanliness of the site area. Remove trash from ground and fence areas and dispose off-site.
      o Check gates for sagging and ground clearance. Lubricate gate hinges as required.
      o Check gate and site locks for binding or sticking. Lubricate as required.
      o     Ensure perimeter fence is upright (vertical) and unopened.
      o Inspect building, tower and guy anchor foundations for excessive erosion.

8.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o     Cut excessive grass and weed growth within site perimeter fence.
      o If required spread vegetation killer chemicals within 10 feet of building area.

8.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o Cut and remove large tree growth near AC power lines, guy wires and buildings.
      o Road condition, perimeter fence and gate condition and foundation erosion concerns.

                              9. TOWER MAINTENANCE

9.1.  Monthly Inspection

Once each month perform the following inspections:

      o     Visually check the general appearance of the tower and waveguide bridge for loose or bent cross braces due to ice or wind.
      o     If a guyed tower, visually check the guy cables for fraying and ensure a linear slope (i.e. no sag).
      o Cover photocell until tower lights come on. Visually check to ensure all tower lights are operational. Notify status center of burned out tower lights.

9.2.  Quarterly and Semi-Annual Inspection

At least once a quarter the monthly inspection should be augmented as follows:

      o Visually inspect the tower base and guy anchor ground wires for excessive corrosion and firm connectivity. Clean and tighten as required.

9.3.  Annual Inspection

At least once a year the quarterly inspection should be augmented as follows:

      o Visually inspect the tower base and guy anchor foundations for indications of movement and excessive erosion (i.e. large gaps between concrete and earth).
      o Provide a detailed report on the tower paint condition and any excessive metal corrosion.

9.4.  Bi-Annual Inspection

Every two years the following inspection should be completed.

      o Physically climb the tower and check for loose or missing bolts and bent tower members. Replace all regular incandescent tower light bulbs.

      o     If a guyed tower, check tower plumb and guy tension.

                                   SCHEDULE U

                 MINIMAL LEVEL OF ACCEPTABLE NETWORK MANAGEMENT

1.    Network Management Operations, Staffing and Dispatch

      1.1 PathNet will operate a network monitoring center that will be staffed 24 hours a day, 7 days a week to handle all problem and trouble reports and to monitor the system. Both alarm and performance information shall be monitored and logged. In many cases, equipment degradation can be detected and corrected before causing any operational problems for customer circuits. Under most circumstances, system problems or degradation will be noted and corrective action started before Texaco or the customer calls with problems.

      1.2 PathNet's network monitoring system will collect performance data (errored seconds, severely errored seconds, frame loss, failed seconds, etc.) consistent with the manufacturer's specifications and issue periodic reports. Corrective action is required any time system performance degrades to or below maintenance limits described in Schedule O.

      1.3 PathNet's network monitoring personnel will also coordinate corrective maintenance efforts by PathNet's field personnel. In the event of a system outage, PathNet shall dispatch personnel as soon as practical, with the proper tools and spare equipment, to restore service. PathNet will supply all resources within its control to support service restoration. The maintenance contractor's field technicians and supervisors will correct system problems with PathNet's technical support if required.

      1.4 In the event of system jeopardy. PathNet shall dispatch field personnel as soon as the problem is diagnosed. System jeopardy is defined as any failure that could result in an Outage of a DS-l. Examples are any failure in a radio that caused traffic to be switched to the protection radio channel, any failure in the protection radio channel that makes it unavailable for traffic, failure of any 1 x N protected modules in radio or multiplex equipment.

      1.5 For other problems or failures that do not place the system in jeopardy, PathNet will notify Texaco field personnel as defined in this schedule.

2.    Network Management Subsystems

The network management system will have the ability to manage all Network Elements at the Q3, TL-1 and TBOS levels within the network (21 SMX or equivalent).

The subsystems requiring network management monitoring and control are:

      o     Facilities Subsystem
      o     Radio Subsystem
      o     OC-3 / DS-1 Multiplex Subsystem

The network management architecture is set forth in Figure 1 of this schedule.

2.1.  Facilities and Radio Network Management Subsystem

PathNet will provide a network management system for those Facilities set forth in Schedules B and S. The master will be located at PathNet Network Management Control Center and extended by PathNet to Texaco Heritage Plaza. The master will be accessible to authorized Texaco and PathNet personnel via dial-in remote access. Inasmuch as the specific network management system has not been defined at this time, a minimum set of requirements have been set forth. The proposed system will provide the following minimum digital input and output requirements:

      2.1.1. Texaco Facility Alarms and Status

--------------------------------------------------------------------------------
Alarm Type                         Alarm Points      PathNet Action
--------------------------------------------------------------------------------
Commercial Power Fail                    1                 B
--------------------------------------------------------------------------------
Door Security                            1                 A
--------------------------------------------------------------------------------
DC Charger Fail                          3                 D
--------------------------------------------------------------------------------
Waveguide Pressure                       6                 C
--------------------------------------------------------------------------------
Waveguide Dehydrator
  Excessive Run                          1                 C
--------------------------------------------------------------------------------
Air-conditioner Fail                     2                 D
--------------------------------------------------------------------------------
High Temperature                         1                 A
--------------------------------------------------------------------------------
Spare                                    1
--------------------------------------------------------------------------------
Smoke Detector                           1                 A
--------------------------------------------------------------------------------
High Water                               1                 A
--------------------------------------------------------------------------------
Tower Lights                             4                 C
--------------------------------------------------------------------------------
Auxiliary Generator                      4                 E
--------------------------------------------------------------------------------
Multiplex: DS1-DSO Major                 3                 A
--------------------------------------------------------------------------------
Multiplex: DS1-DSO Minor                 3                 C
--------------------------------------------------------------------------------

Key: A - Provide immediate notification (Page) of Texaco's designated maintenance technician.
      B - Monitor for one (1) hour after receiving alarm. If alarm is not cleared, provide immediate notification (Page) of Texaco's designated maintenance technician.

      C - Provide notification the following day before 9 A.M. to Texaco's designated maintenance technician.
      D - Provide immediate notification, if primary, and if backup is in alarm. Otherwise provide notification the following day before 9 A.M. to Texaco's designated maintenance technician.
      E - Call-out instructions will be provided by Texaco.

      2.1.2. Facility Controls

--------------------------------------------------------------------------------
         Control Type                          Number of Control Points
--------------------------------------------------------------------------------
Auxiliary Generator Start & Stop                           2
--------------------------------------------------------------------------------
Commercial Power breaker Reset                             2
--------------------------------------------------------------------------------
Spare                                                      1
--------------------------------------------------------------------------------
Manual Commercial / Auxiliary Power Transfer               1
--------------------------------------------------------------------------------

      2.1.3. Radio Alarms and Status

The network management system will have the ability to poll and control the NEC 2000. The following tables reflect a minimum level of alarms, status' and controls:
--------------------------------------------------------------------------------
EVENT                       DEFINITION
--------------------------------------------------------------------------------
LOS              Loss of Signal
--------------------------------------------------------------------------------
LOF              Loss of Frame
--------------------------------------------------------------------------------
E BER (RX)       BER degraded > preset value (10 to the power of negative 3).
--------------------------------------------------------------------------------
SD (RX)          Signal degraded > preset value (BER 10 to the power of negative
                 5 and 10 to the power of negative 9).
--------------------------------------------------------------------------------
LOP              Loss of Pointer
--------------------------------------------------------------------------------
TR DIST          Communication loss between TR DIST and OAM&P.
--------------------------------------------------------------------------------
MUX CLK          Loss of D/I clock from MUX.
--------------------------------------------------------------------------------
DMR CLK          Loss of D/I clock from DMR.
--------------------------------------------------------------------------------
CLK LOSS         Output clock loss.
--------------------------------------------------------------------------------
MAINT            MAINT SW on the ACL module set to MAINT status.
--------------------------------------------------------------------------------
MOD              IF output signal level decrease.
--------------------------------------------------------------------------------
DEM              Carrier synchronization lost.
--------------------------------------------------------------------------------
TX PWR           TX power below normal.
--------------------------------------------------------------------------------
TX APC           TX local oscillator becomes unlocked.
--------------------------------------------------------------------------------
RX IN LEV        RX RF input level decrease.
--------------------------------------------------------------------------------
RX APC           RX local oscillator becomes unlocked.
--------------------------------------------------------------------------------
MAIN IN LEV      Main RX IF level decrease.
--------------------------------------------------------------------------------
SD IN LEV        SD RX IF level decrease.
--------------------------------------------------------------------------------
PHASE            IF signal between MAIN and SD is out of phase.
--------------------------------------------------------------------------------

      2.1.4. Radio Controls

--------------------------------------------------------------------------------
Control                     Definition
--------------------------------------------------------------------------------
ALSC             Automatic Laser Shutdown Control
--------------------------------------------------------------------------------
RCCC             Reference Clock Changeover Control
--------------------------------------------------------------------------------
RPSC             Radio Protection Switchover Control
--------------------------------------------------------------------------------
ATPC             Automatic Transmitter Power
--------------------------------------------------------------------------------


       2.1.5    Metered Controls

--------------------------------------------------------------------------------
Control                     Definition
--------------------------------------------------------------------------------
TX PWR           Transmitter Output Power
--------------------------------------------------------------------------------
RX IN LEV        Receive Signal Level
--------------------------------------------------------------------------------
MAIN IN LEV      Receive MAIN Signal Level
--------------------------------------------------------------------------------
SD IN LEV        Receive SD Signal Level
--------------------------------------------------------------------------------
TX APC V         Transmitter LO OSC Voltage
--------------------------------------------------------------------------------
RX APC V         Receive LO OSC Voltage
--------------------------------------------------------------------------------
FET V            Output voltage of FET PS.
--------------------------------------------------------------------------------
PS V             Output voltage of DC-DC converter.
--------------------------------------------------------------------------------

      2.1.6 Performance Data

Performance data provides the ability to access the performance transport systems and localize any trouble or degradation of service.

Performance data is defined as CURRENT Performance Data and HISTORIC Performance Data. Current Performance Data provides values for performance data collected for the current time slice in l5-minute increments. The system will provide a minimum of sixteen (16) 15-minute and seven (7) 24-hour sets of historical data.

      2.2.  OC-3 to DS-1 Multiplex Network Management Subsystem

The network management system will have the ability to poll, control and modify the configuration of the IMT 150.

The IMT-150 has one (1) TBOS port through which alarms and status scan displays and remote control (Command Displays) are accessed. The following tables refer to TBOS alarms:

      2.2.1. Multiplex Alarms and Status (TBOS)

--------------------------------------------------------------------------------
BIT         Alarm                               Type
--------------------------------------------------------------------------------
 1    Reserved
--------------------------------------------------------------------------------
 2    Alarm Control Unit Fail                   Alarm
--------------------------------------------------------------------------------
 3    Switch Control Unit Fail                  Alarm
--------------------------------------------------------------------------------
 4    Telemetry Unit Fail                       Alarm
--------------------------------------------------------------------------------
 5    Overhead Terminating Unit Fail            Alarm
--------------------------------------------------------------------------------
 6    Through Unit Fail                         Alarm
--------------------------------------------------------------------------------
 7    Reserved
--------------------------------------------------------------------------------
 8    Reserved
--------------------------------------------------------------------------------
 9    LS Group1 Unit Fail NSA                  Alarm
--------------------------------------------------------------------------------
 10   LS Group1 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 11   LS Group2 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 12   LS Group2 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 13   LS Group3 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 14   LS Group3 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 15   HS Group1 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 16   HS Group1 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 17   MS Group1 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 18   MS Group1 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 19   MS Group2 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 20   MS Group2 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 21   MS Group3 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 22   MS Group3 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 23   HS Group2 Unit Fail NSA                   Alarm
--------------------------------------------------------------------------------
 24   HS Group2 Unit Fail SA                    Alarm
--------------------------------------------------------------------------------
 25   Housekeeping Alarm 0 Activated            Alarm
--------------------------------------------------------------------------------
 26   Housekeeping Alarm 1 Activated            Alarm
--------------------------------------------------------------------------------
 27   Housekeeping Alarm 2 Activated            Alarm
--------------------------------------------------------------------------------
 28   Housekeeping Alarm 3 Activated            Alarm
--------------------------------------------------------------------------------
 29   Housekeeping Alarm 4 Activated            Alarm
--------------------------------------------------------------------------------
 30   Housekeeping Alarm 5 Activated            Alarm
--------------------------------------------------------------------------------
 31   Power Unit1 Fail                         Alarm
--------------------------------------------------------------------------------
 32   Power Unit2 Fail                          Alarm
--------------------------------------------------------------------------------
 33   Clock Unit Fail NSA                       Alarm
--------------------------------------------------------------------------------
 34   Clock Unit Fail SA                        Alarm
--------------------------------------------------------------------------------
 35   Switch Unit X1 Fail                       Alarm
--------------------------------------------------------------------------------
 36   Switch Unit X2 Fail                       Alarm
--------------------------------------------------------------------------------
 37   Switch Unit X3 Fail                       Alarm
--------------------------------------------------------------------------------
 38   Switch Unit R1 Fail                       Alarm
--------------------------------------------------------------------------------
 39   Switch Unit R2 Fail                       Alarm
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BIT         Alarm                               Type
--------------------------------------------------------------------------------
 40   Switch Unit R3 Fail                       Alarm
--------------------------------------------------------------------------------
 41   Protocol Fail of Section DCC 1 (OC-3)     Alarm
--------------------------------------------------------------------------------
 42   Protocol Fail of Section DCC 2 (OC-3)     Alarm
--------------------------------------------------------------------------------
 43   Protocol Fail of Section DCC 3 (OC-1)     Alarm
--------------------------------------------------------------------------------
 44   Protocol Fail of Section DCC 4 (OC-1)     Alarm
--------------------------------------------------------------------------------
 45   Protocol Fail of Section DCC 5 (OC-1)     Alarm
--------------------------------------------------------------------------------
 46   Time Slot Interchange Unit Fail NSA       Alarm
--------------------------------------------------------------------------------
 47   Time Slot Interchange Unit Fail SA        Alarm
--------------------------------------------------------------------------------
 48   Built-in Order Wire Fail NSA              Alarm
--------------------------------------------------------------------------------
 49   OC-3 Signal Fail                          Alarm
--------------------------------------------------------------------------------
 50   OC-1 Signal Fail                          Alarm
--------------------------------------------------------------------------------
 51   STS-1 Path Signal Fail                    Alarm
--------------------------------------------------------------------------------
 52   DS3 Signal Fail                           Alarm
--------------------------------------------------------------------------------
 53   VT Signal Fail                            Alarm
--------------------------------------------------------------------------------
 54   DS1 Signal Fail                           Alarm
--------------------------------------------------------------------------------
 55   EC-1 Signal Fail                          Alarm
--------------------------------------------------------------------------------
 56   Reserved
--------------------------------------------------------------------------------
 57   Housekeeping Control Status 0             Status
--------------------------------------------------------------------------------
 58   Housekeeping Control Status 1             Status
--------------------------------------------------------------------------------
 59   Line AIS Received                         Status
--------------------------------------------------------------------------------
 60   STS-1 Path AIS Received                   Status
--------------------------------------------------------------------------------
 61   VT1.5 Path AIS Received                   Status
--------------------------------------------------------------------------------
 62   DS3 Line AIS Received                     Status
--------------------------------------------------------------------------------
 63   Abnormal LED Status                       Status
--------------------------------------------------------------------------------
 64   Reserved
--------------------------------------------------------------------------------
 NSA: Non Service Affecting
--------------------------------------------------------------------------------
 SA: Service Affecting
--------------------------------------------------------------------------------

      2.2.2. TL-1 Performance Alarms

TL-1 commands are listed in detail in the NEC IMT-150 Multiplexer Add-Drop System ADM/TRM/RING, Volume 3, Command List. The following table lists the most common performance TL-1 alarms at the DS1 level:

--------------------------------------------------------------------------------
Condition Type    Description
--------------------------------------------------------------------------------
BPVERR         Exceeding of bipolar violation threshold on DS1 channel.
--------------------------------------------------------------------------------
LOS            Loss of signal on DS1 channel.
--------------------------------------------------------------------------------
RLBDET         Detection of request for remote loopback.
--------------------------------------------------------------------------------
RLBSET         Execution of remote loopback by OPR-LPBK-T1.
--------------------------------------------------------------------------------
T-CVL          Threshold crossing alert of DS1 line coding violation counts.
--------------------------------------------------------------------------------
T-ESL          Threshold crossing alert of DS1 line errored seconds.
--------------------------------------------------------------------------------
T-SESL         Threshold crossing alert of DS1 line severely errored seconds.
--------------------------------------------------------------------------------

      2.2.3. Multiplex Controls (TBOS)

--------------------------------------------------------------------------------
Number         Remote Command    Remote Control Function
--------------------------------------------------------------------------------
1-7                              Unassigned
--------------------------------------------------------------------------------
8              ACO               Alarm Cutoff
--------------------------------------------------------------------------------
9-32                             Unassigned
--------------------------------------------------------------------------------
33             HKC0              Housekeeping Control 0
--------------------------------------------------------------------------------
34             HKC1              Housekeeping Control 1
--------------------------------------------------------------------------------
35-63                            Unassigned
--------------------------------------------------------------------------------

      2.2.4. Multiplex Provisioning

The IMT-150 requires both physical and programming provisioning. Traffic Provisioning tasks are performed via the Ring 1-CID (Intelligent CID). Multiplex provisioning will be performed via the NEC ICD 300 Provisioning interface.

      2.2.5. Alarm / Event Logging and Reports

All alarms and event logging will be passed through to Texaco from PathNet.

      2.3   Network Performance Monitoring / Monitor Parameters

Monitoring parameters are based on a 24 hour period and measured at DS1 as referred to in Schedule O.

      2.3.1. Alarm / Event Logging and Reports

      All monitored parameters, alarms and event logging will be passed through to Texaco from PathNet. Monthly, quarterly and annual reports are required for system availability, system performance and trouble ticket summaries.

      2.4.  Hardware / Software Configuration

      The network management system hardware/software will be provided by PathNet, with the exception of the Craft Interface PC hardware, and configured as follows

Master: (Or Equivalent)

      o     Sun Sparc 20 Dual Processor (Or Equivalent)
      o     224 MB RAM
      o     4 GB Hard Drive Space
      o     20" SVGA Monitor
      o     4mm DAT Drive
      o     CDROM
      o     Modem
      o     NEC ICD-300 Provisioning Software
      o     Network Management Software as required

Workstation:

      o     CPU
      o     128 MB RAM (Minimum)
      o     2 GB Hard Drive Space
      o     CDROM
      o     20" SVGA Monitor
      o     4mm DAT Drive
      o     Modem
      o     NEC ICD-300 Provisioning SW
      o     Network Management SW as required
      o     All Equipment Craft Interface SW
      o     Remote Dial-in Software

Remote / Craft Interface PC: (For Each FE)

      o     Pentium Laptop
      o     32 MB RAM (Minimum)
      o     1 GB Hard Drive Space
      o     SVGA Capable
      o     CDROM
      o     Modem
      o     Windows `95 Operating System
      o     NEC ICD-300 Provisioning SW
      o     Network Management SW as required
      o     All Equipment Craft Interface SW
      o     Remote Dial-in SW

2.5   Network Management System Factory Acceptance Test

During the System Factory acceptance Test, the testing will include the network management system, craft interface and remote dial-in functionality in accordance with NEC FAT specifications.

2.6   Site Acceptance Test

Please refer to the network management system documentation.


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

Figure 1: Network Management Conceptual Diagram

                     -------------------------------------
                            Texaco Microwave System
                     Network Management Conceptual Diagram
                     -------------------------------------

                [FLOW CHART DEPICTING NETWORK MANAGEMENT SYSTEM]

                                   SCHEDULE V

                          TEXACO PAYMENT INSTRUCTIONS

                                   SCHEDULE W

                            NON-DISCLOSURE AGREEMENT

      THIS AGREEMENT is made and entered into effective _______________, 1997, by and between PathNet, Inc., ("PathNet") with offices located at 6715 Kenilworth Avenue, Suite 200, Riverdale, Maryland 20737 and Texaco Pipeline, Inc. ("Texaco"), located at __________________________________________________.

      WHEREAS, PathNet possesses confidential and/or proprietary information related to its own business plans and goals and Texaco possesses confidential and/or proprietary information related to its microwave system and its intended uses for the infrastructure supporting use of such system, collectively referred to as the "Information"; and

      WHEREAS, each such party in possession of Information (the "Disclosing Party") desires to disclose some of its Information to the other party (the "Receiving Party") subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the receipt of certain Information and the mutual promises made herein, the parties agree as follows:

      1. Permitted Use. The Receiving Party shall (a) hold all Information received from the Disclosing Party in confidence, (b) use such Information only for the purpose of evaluating the possibility of forming a joint business relationship or other commercial arrangement between the parties concerning such Information, (c) reproduce such Information only to the extent necessary for such purpose, (d) restrict disclosure of such Information to its employees, consultants and contractors with a need to know (and advise) such employees, consultants, and contractors of the obligation assume herein), and (e) not disclose such Information to any third party without the prior written approval of the Disclosing Party.

            The restrictions on the Receiving Party's use and disclosure of Information as set forth above shall not apply to any Information which the Receiving Party can demonstrate:

                        i. Is wholly and independently developed by the
            Receiving Party without the use of Information of the Disclosing Party;

                        ii. Is or has become generally available to the public
            without breach of this Agreement by the Receiving Party;

                        iii. At the time of disclosure to the Receiving Party,
            was known to such Receiving Party free of restriction and evidenced by documentation in the Receiving Party's possession'

                        iv. Is approved for release by written authorization of
            the Disclosing Party, but only to the extent and subject to such conditions as may be imposed in such written authorization; or

                        v. Is disclosed in response to a valid order of a court
            or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that the Receiving Party shall first notify the Disclosing Party in writing of the order and permit the Disclosing Party to seek an appropriate protective order.

      2. Designation. Information shall be subject to the restrictions of paragraph 1 if it is in writing or other tangible form and clearly marked as proprietary or confidential when disclosed to the Receiving Party or is summarized in a writing marked to indicate its proprietary or confidential nature and delivered to the Receiving Party within thirty (30) days of such disclosure.

      3. No License or Representations. No license to a party of any trademark, patent, copyright or any other intellectual property rights is either granted or implied by this Agreement or any disclosure hereunder, including, but not limited to, any license to make, use or sell any product embodying any Information. No representation, warranty or assurances is made by either party with respect to the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights or other rights of third persons.

      4. No Obligation. Neither this Agreement nor the disclosure or receipt of Information shall be construed as creating any obligation of a party to furnish information to the other party or to enter into any agreement or relationship with the other party with respect to mutual business.

      5. Return of Information. All Information shall remain the sole property of the Disclosing party which originally disclosed such Information, and all materials shall be returned to the Disclosing Party upon written request, upon termination or expiration of this Agreement, or upon the Receiving Party's determination that it no longer has a need for such Information. Alternatively, the Receiving Party at its option may destroy the Information. Upon request of the Disclosing Party, the Receiving Party shall certify in writing that all materials containing such Information (including all copies thereof) have been returned to the Disclosing Party or destroyed.

      6. Term and Termination. This Agreement shall become effective on the date first set forth above and shall continue in effect for a period of 3 years thereafter. During this three year period, a Receiving Party is bound by the terms of this Agreement and shall maintain the confidentiality of the Information received.

      7. Injunctive Relief. The parties agree that any unauthorized use of any of the Information in violation of this Agreement disclosed by a Disclosing Party will cause such Disclosing Party irreparable injury for which it would have no adequate remedy at law. Accordingly, the Disclosing Party shall be entitled to immediate injunctive relief prohibiting any violation of this Agreement, in addition to any other rights and remedies available to such Disclosing Party.

      8. Governing Law. This Agreement shall be governed by the law of the State of Delaware.

      9. Miscellaneous. This Agreement constitutes the entire understanding between the parties hereto as to the Information and supersedes all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by its authorized officer or representative. Neither party may assign or transfer, in whole or in part, any of its rights, obligations or duties under this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PATHNET, INC.                           TEXACO PIPELINE, INC.

By:                                     By: /s/ H.D. Hunt
   -------------------------------         ---------------------------------
Name:                                   Name: H.D. Hunt
     -----------------------------            ------------------------------
Title:                                  Title: Manager of Telecommunications
       ---------------------------            ------------------------------

                                   SCHEDULE X

             INDEMNITY AND LIMITATIONS OF OBLIGATIONS AND LIABILITY

      X.1 PATHNET, TO THE MAXIMUM EXTENT PERMITTED BY LAW, SHALL INDEMNIFY AND HOLD HARMLESS TEXACO, AND DIRECTLY OR INDIRECTLY, ITS PARENT, AFFILIATE AND SUBSIDIARY COMPANIES, AND THEIR RESPECTIVE DIRECTORS, EMPLOYEES AND AGENTS ("TEXACO INDEMNIFIED PARTIES"), AGAINST ALL CLAIMS, DEMANDS OR CAUSES OF ACTION, SUITS, DAMAGES, LIABILITIES, JUDGMENTS, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS OF ARBITRATION AND LITIGATION, WHETHER INCURRED FOR A TEXACO INDEMNIFIED PARTY'S PRIMARY DEFENSE OR FOR ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS) WHICH MAY BE INCURRED BY A TEXACO INDEMNIFIED PARTY OR ASSERTED BY PATHNET (INCLUDING, WITHOUT LIMITATION, PATHNET'S EMPLOYEES, CONTRACTORS AND AGENTS) ON ACCOUNT OF:

(I) ANY PERSONAL INJURY, DISEASE OR DEATH OF ANY PERSON(S), DAMAGE, TO OR LOSS OF ANY PROPERTY, OR MONEY DAMAGES OR SPECIFIC PERFORMANCE OWED TO ANY THIRD PARTY (BY CONTRACT OR OPERATION OF LAW), AND ANY FINES, PENALTIES, TAXES, ASSESSMENTS, ENVIRONMENTAL RESPONSE COSTS OR INJUNCTIVE OBLIGATIONS CAUSED BY, ARISING OUT OF, OR IN ANY WAY INCIDENTAL TO OR IN CONNECTION WITH, ACTIONS OR OMISSIONS OF PATHNET (INCLUDING,

      WITHOUT LIMITATION, PATHNET'S EMPLOYEES, CONTRACTORS AND AGENTS) INCLUDING, WITHOUT LIMITATION,

      (1)   THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF PATHNET AND

      (2) THE CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY COMBINATION OF PATHNET, ITS EMPLOYEES, CONTRACTORS AND AGENTS AND

(II) ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT OF PATHNET CONTAINED IN THIS AGREEMENT.

      X.2 TEXACO, TO THE MAXIMUM EXTENT PERMITTED BY LAW, SHALL INDEMNIFY AND HOLD HARMLESS PATHNET, AND DIRECTLY OR INDIRECTLY, ITS PARENT, AFFILIATE AND SUBSIDIARY COMPANIES, AND THEIR RESPECTIVE DIRECTORS, EMPLOYEES AND AGENTS ("PATHNET INDEMNIFIED PARTIES"), AGAINST ALL CLAIMS, DEMANDS OR CAUSES OF ACTION, SUITS, DAMAGES, LIABILITIES, JUDGMENTS, LOSSES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS OF ARBITRATION AND LITIGATION, WHETHER INCURRED FOR A PATHNET INDEMNIFIED PARTY'S PRIMARY DEFENSE OR FOR ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS) WHICH MAY BE INCURRED BY A PATHNET INDEMNIFIED PARTY OR ASSERTED BY TEXACO (INCLUDING, WITHOUT LIMITATION, ITS EMPLOYEES, CONTRACTORS [OTHER THAN PATHNET], AND AGENTS) ON ACCOUNT OF:

(I) ANY PERSONAL INJURY, DISEASE OR DEATH OF ANY PERSON(S), DAMAGE TO OR LOSS OF ANY PROPERTY, OR MONEY DAMAGES OR SPECIFIC PERFORMANCE OWED TO ANY THIRD-PARTY (BY CONTRACT OR OPERATION OF LAW), AND ANY FINES, PENALTIES, TAXES, ASSESSMENTS,

      ENVIRONMENTAL RESPONSE COSTS OR INACTIVE OBLIGATIONS CAUSED BY, ARISING OUT OF, OR IN ANY WAY INCIDENTAL TO OR IN CONNECTION WITH, ACTIONS OR OMISSIONS OF TEXACO (INCLUDING, WITHOUT LIMITATION, ITS EMPLOYEES, CONTRACTORS [OTHER THAN PATHNET], AND AGENTS) INCLUDING, WITHOUT LIMITATION,

      (1)   THE NEGLIGENCE, FAULT OR STRICT LIABILITY OF TEXACO, AND

      (2) THE CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY COMBINATION OF TEXACO, ITS EMPLOYEES, CONTRACTORS [OTHER THAN PATHNET], AND AGENTS), AND

(II) ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT OF TEXACO CONTAINED IN THIS AGREEMENT.

      X.3 IF AFTER EITHER TEXACO OR PATHNET HAVE DEFENDED A SUIT AND PAID ANY RESULTING JUDGMENT OR AWARD AND IT IS DETERMINED BY A FINAL, NONAPPEALABLE DECISION THAT THE MATTER WAS A RESULT OF THE NEGLIGENCE, FAULT, OR STRICT LIABILITY OF THE OTHER PARTY, IT IS AGREED THAT THE DEFENDING PARTY SHALL BE REIMBURSED FOR THE JUDGMENT OR AWARD AGAINST IT AND ITS PORTION OF REASONABLE ATTORNEY'S FEES, LITIGATION EXPENSES, AND COURT COSTS INCURRED AS A RESULT OF THE DETERMINED LIABILITY OF THE OTHER PARTY.

      X.4 BOTH PATHNET'S AND TEXACO'S OBLIGATIONS UNDER THIS INDEMNITY SECTION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.